The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell nor do they seek an offer to buy these securities in any jurisdiction where the offer or sale thereof is not permitted.
  Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-275356
Subject to completion, dated September 30, 2024
Prospectus Supplement
(To prospectus dated November 6, 2023)
4,500,000 Shares
Acadia Realty Trust
Common Shares of Beneficial Interest
We are offering 4,500,000 common shares of beneficial interest, par value $0.001 per share. We expect to enter into forward sale agreements with each of Wells Fargo Bank, National Association, Goldman Sachs & Co. LLC and Jefferies LLC, which we refer to in this capacity as the forward purchasers. In connection with the forward sale agreements, the forward purchasers or their affiliates are expected to borrow from third parties and to sell to the underwriters an aggregate of 4,500,000 of common shares of beneficial interest, $0.001 par value per share (or an aggregate of 5,175,000 shares if the underwriters’ option to purchase additional shares is exercised in full), that will be delivered in this offering.
We will not receive any proceeds from the sale of common shares by the forward purchasers or their affiliates. We expect to physically settle the forward sale agreements (by the delivery of common shares) and receive proceeds from the sale of those common shares upon one or more forward settlement dates, which we anticipate will be within approximately 12 months from the date of this prospectus supplement. We may also elect to cash settle or net share settle all or a portion of our obligations under a forward sale agreement if we conclude it is in our best interest to do so. If we elect to cash settle a forward sale agreement, then we may not receive any proceeds and may owe cash to the relevant forward purchaser in certain circumstances. If we elect to net share settle a forward sale agreement, then we will not receive any proceeds and may owe common shares to the relevant forward purchaser in certain circumstances. See “Underwriting — Forward Sale Agreements.”
If any forward purchaser or its affiliate does not deliver and sell all of the common shares to be delivered and sold by it on the anticipated closing date of this offering, then we will issue and sell to the underwriters a number of common shares equal to the number of shares that such forward purchaser or its affiliate did not deliver and sell, and the number of shares underlying the relevant forward sale agreement will be decreased by the number of shares that we issue and sell.
Our common shares are listed on The New York Stock Exchange (the “NYSE”) under the symbol “AKR”. The last reported sale price of our common shares on the NYSE on September 27, 2024 was $23.16 per share.
In order to assist us in maintaining our qualification as a real estate investment trust (“REIT”) for federal income tax purposes, among other purposes, our declaration of trust imposes certain restrictions on the ownership and transfer of our common shares. See “Restrictions on Ownership Transfers and Takeover Defense Provisions” in the accompanying prospectus.
Investing in our common shares involves risks. See “Risk Factors” on page S-6 of this prospectus supplement and the Risk Factors section of our most recent Annual Report on Form 10-K and our other periodic reports filed with the Securities and Exchange Commission (the “SEC”) and incorporated by reference herein.
Neither the SEC nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
Assuming full physical settlement of the forward sale agreements, we expect to receive net proceeds of approximately $      million (after deducting the underwriting discounts and fees and estimated expenses related to the forward sale agreements and this offering). The forward sale price is subject to adjustment pursuant to the terms of each of the forward sale agreements, and the actual proceeds, if any, to us will be calculated as described in this prospectus supplement. Although we expect to settle the forward sale agreements entirely by the full physical delivery of our common shares in exchange for cash proceeds, we may elect cash settlement or net share settlement for all or a portion of our obligations under any forward sale agreement.
The common shares may be offered by the underwriters from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. See “Underwriting”.
The underwriters will have the option to purchase within 30 days from the date of this prospectus supplement up to an additional 675,000 common shares from us at a price of $        per share. Upon any exercise of such option, we expect to enter into additional forward sale agreements with each forward purchaser in respect of the number of shares sold by the applicable forward purchaser or its affiliate in connection with the exercise of such option. Unless the context requires otherwise, the term “forward sale agreement” as used in this prospectus supplement includes any additional forward sale agreement that we enter into in connection with the exercise by the underwriters of their option to purchase additional shares. In such event, if any forward purchaser or its affiliate does not deliver and sell all of the common shares to be delivered and sold by it in connection with the exercise of such option, then we will issue and sell to the underwriters a number of common shares equal to the number of shares that such forward purchaser or its affiliate did not deliver and sell, and the number of shares underlying the relevant additional forward sale agreement will be decreased by the number of shares that we issue and sell.
The underwriters expect to deliver the shares against payment in New York, New York on           , 2024.
Joint Book-Running Managers
Wells Fargo Securities	Goldman Sachs & Co. LLC	Jefferies
           , 2024

Prospectus Supplement
Prospectus

S-i

CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING INFORMATION
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations are generally identifiable by the use of words such as “may”, “will”, “should”, “expect”, “anticipate”, “estimate”, “believe”, “intend” or “project”, or the negative thereof, or other variations thereon or comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause our actual results and financial performance to be materially different from future results and financial performance expressed or implied by such forward-looking statements, including, but not limited to:
•
macroeconomic conditions, including due to geopolitical conditions and instability, which may lead to a disruption of or lack of access to the capital markets, disruptions and instability in the banking and financial services industries and rising inflation;

•
our success in implementing our business strategy and our ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments;

•
changes in general economic conditions or economic conditions in the markets in which we may, from time to time, compete, and their effect on our revenues, earnings and funding sources;

•
increases in our borrowing costs as a result of rising inflation, changes in interest rates and other factors;

•
our ability to pay down, refinance, restructure or extend our indebtedness as it becomes due;

•
our investments in joint ventures and unconsolidated entities, including our lack of sole decision-making authority and our reliance on our joint venture partners’ financial condition;

•
our ability to obtain the financial results expected from our development and redevelopment projects;

•
our tenants’ ability and willingness to renew their leases with us upon expiration, our ability to re-lease our properties on the same or better terms in the event of nonrenewal or in the event we exercise our right to replace an existing tenant, and obligations we may incur in connection with the replacement of an existing tenant;

•
our potential liability for environmental matters;

•
damage to our properties from catastrophic weather and other natural events, and the physical effects of climate change;

•
the economic, political and social impact of, and uncertainty surrounding, any public health crisis, such as the COVID-19 Pandemic, which adversely affected the Company and its tenants’ business, financial condition, results of operations and liquidity;

•
uninsured losses;

•
our ability and willingness to maintain our qualification as a REIT in light of economic, market, legal, tax and other considerations;

•
information technology security breaches, including increased cybersecurity risks relating to the use of remote technology;

•
the loss of key executives;

•
the accuracy of our methodologies and estimates regarding environmental, social and governance (“ESG”) metrics, goals and targets, tenant willingness and ability to collaborate towards reporting ESG metrics and meeting ESG goals and targets, and the impact of governmental regulation on our ESG efforts; and

•
the other risk factors set forth in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any other documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

S-ii

These risks and uncertainties should be considered in evaluating any forward-looking statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We caution you that any forward-looking statement reflects only our belief at the time the statement is made. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee our future results, levels of activity, performance or achievements. Except as required by law, we undertake no obligation to update any of the forward-looking statements to reflect events or developments after the date of this prospectus supplement or the accompanying prospectus.

S-iii

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common shares and adds to, updates and supersedes, to the extent there are any inconsistencies, the information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part is the accompanying prospectus, which gives more general information, some of which does not apply to this offering of common shares. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document incorporated by reference herein and therein prior to the date hereof, the information in this prospectus supplement controls. The SEC allows us to incorporate by reference certain information we file with the SEC, which means that we can disclose important information to you by referring to the other information we have filed with the SEC. The information that we incorporate by reference is considered a part of this prospectus supplement and the accompanying prospectus and information that we file later with the SEC prior to the termination of this offering of the common shares will automatically update and supersede the information contained in this prospectus supplement and the accompanying prospectus and in previously incorporated filings. It is important for you to read and consider all information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus in making your investment decision. See “Where You Can Find More Information” in this prospectus supplement.
Neither we nor the underwriters have authorized anyone to provide you with additional or different information from that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus we may authorize to be delivered to you. We and the underwriters are offering to sell, and seeking offers to buy, our common shares only in jurisdictions where offers and sales thereof are permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus or in any free writing prospectus we may authorize to be delivered to you is accurate only as of their respective dates or on the date or dates which are specified in such documents, and that any information in documents that we have incorporated by reference is accurate only as of the date of such document incorporated by reference. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.
Unless otherwise expressly stated or the context otherwise requires:
•
“we”, “us”, “our” and “Company” refer to Acadia Realty Trust, a Maryland real estate investment trust, together with its consolidated subsidiaries, including our Operating Partnership; provided, however, that in statements relating to qualification as a REIT, such terms refer solely to Acadia Realty Trust;

•
“Operating Partnership” refers to Acadia Realty Limited Partnership, a Delaware limited partnership through which we hold substantially all of our assets and conduct our operations and of which we are the sole general partner;

•
“Credit Facility” refers to our $925.0 million credit facility, comprised of a $525.0 million senior unsecured revolving credit facility, which matures in April 2028, subject to two six-month extension options (the “Revolving Credit Facility”), and a $400.0 million term loan, which matures in April 2028, subject to two six-month extension options (the “Core Term Loan”);

•
“$75.0 Million Term Loan” refers to our $75.0 million term loan facility, which matures in July 2029; and

•
“you” refers to a prospective investor.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY
The following summary is qualified in its entirety by the more detailed information included elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. Because this is a summary, it does not contain all of the information that is important to you. Before making an investment decision in our common shares, you should read this entire prospectus supplement and the accompanying prospectus, including the sections entitled “Risk Factors”. You should also read the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, which include, among other things, our annual and quarterly financial statements (and the notes thereto) and important information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual and quarterly reports. See “Where You Can Find More Information” in this prospectus supplement.
Our Company
Acadia Realty Trust is an equity real estate investment trust focused on delivering long-term, profitable growth. Acadia owns and operates a high-quality core real estate portfolio (“Core” or “Core Portfolio”) of street and open-air retail properties in the nation’s most dynamic retail corridors, along with an investment management platform that targets opportunistic and value-add investments through its institutional co-investment vehicles.
As of June 30, 2024, our Core Portfolio consisted of 149 properties totaling approximately 5.3 million square feet (or 4.9 million at our pro rata share) of gross leasable area (“GLA”), excluding nine properties under redevelopment and two properties in development. The Core Portfolio properties are located in 13 states and the District of Columbia and primarily consist of street retail and dense suburban shopping centers. As of June 30, 2024, the Core Portfolio properties were 91.4% occupied and 94.5% leased (or 91.8% occupied and 94.8% leased at our pro rata share), excluding properties under development or redevelopment.
As of June 30, 2024, we owned and operated 50 properties totaling approximately 8.9 million square feet in total (or 1.9 million square feet at our pro rata share) of GLA through our Investment Management, excluding one property under development and one property under redevelopment. In addition to shopping centers, the Investment Management has invested in mixed-use properties, which generally include retail activities. The Investment Management properties are located in 19 states and the District of Columbia and, as of June 30, 2024, were 91.5% occupied and 93.9% leased (or 89.9% occupied and 93.0% leased at our pro rata share), excluding properties under development.
All of our assets are held by, and all of our operations are conducted through, our Operating Partnership, and entities in which the Operating Partnership owns an interest. As of June 30, 2024, we owned approximately 96% of the Operating Partnership as the sole general partner.
Our executive offices are located at 411 Theodore Fremd Avenue, Suite 300, Rye, New York 10580 and our telephone number is (914) 288-8100.
Recent Developments
Completed and Pending Investments
Core Portfolio
On September 19, 2024, we acquired a 4-property retail portfolio in the West Village of Manhattan for aggregate purchase price of approximately $20.3 million, inclusive of transaction costs.
In addition, as of September 30, 2024, we were party to purchase and sale agreements, non-binding letters of intent or in advanced stages of negotiation relating to potential investments with an aggregate purchase price of approximately $250.0 million to acquire street retail assets in SoHo, Manhattan and Williamsburg, Brooklyn, Washington DC (Georgetown) and on Henderson Avenue in Dallas, Texas.
Investment Management Platform
On July 3, 2024, we acquired a shopping center, the Walk at Highwoods Preserve, located in Tampa, Florida for $30.7 million, inclusive of transaction costs. We are in active negotiations to bring in a strategic institutional investor to complete the capitalization of this property, which we anticipate will be completed during the fourth quarter of 2024.

In addition, as of September 30, 2024, we are a party to non-binding letters of intent or in advanced stages of negotiation relating to investments in excess of $250 million (gross asset value) within our Investment Management Platform.
We expect to fund the purchase price for any potential transactions that we consummate with the net proceeds to us from settlement of the forward sale agreements, together with cash on hand and funds from additional financing arrangements, which may include borrowings under our revolving credit facility, borrowings from other senior debt facilities, net proceeds from other issuances of debt or equity securities, or a combination thereof.
We cannot guarantee that we will consummate the pending investments described above on the terms or at the timing described herein or at all, or that we will realize the expected benefits therefrom if we do. This offering is not conditioned on the consummation of any of the pending transactions or at the timing described above on the terms described herein or at all.
Leasing
During the third quarter of 2024, we signed new Core leases representing approximately $7.0 million of pro-rata annual base rents, including a new lease with the European fashion brand Mango for approximately 17,000 square feet at 664 North Michigan Avenue in Chicago resulting in the recapture of the primarily temporary tenants currently occupying the building. Additionally, we signed a new lease at 50-54 East Walton Street in Chicago’s Gold Coast with a well-known New York-based fashion and footwear lifestyle brand (approximately 10,000 square feet). In conjunction with the 50-54 East Walton Street lease, we will be recapturing approximately 2,000 square feet of currently occupied space and combining it with an adjacent 8,000 square foot vacancy.
ATM Program
In March 2022 we entered into an equity distribution agreement pursuant to which we may from time to time offer and sell common shares having an aggregate offering price of up to $250,000,000 (as amended, the “ATM Program”) in negotiated transactions or transactions that are deemed to be “at-the-market” offerings as defined in Rule 415 under the Securities Act. Under the ATM Program, we may also enter into one or more forward sale transactions for the sale of our common shares on a forward basis.
During the third quarter, we issued and sold approximately 8.5 million common shares under our ATM Program for aggregate net proceeds to us of approximately $187.0 million. As of September 30, 2024, common shares with an aggregate gross sales price of up to $2.7 million could be offered and sold under our ATM Program.
Amendment to Credit Facility and Repayment of Term Loan
On September 12, 2024, we entered into an amendment to the Third Amended and Restated Credit Agreement, dated April 15, 2024, by and among the Operating Partnership, as borrower, the Company and certain subsidiaries of the Operating Partnership from time-to-time party thereto, as guarantors, Bank of America, N.A., as administrative agent, and the lenders and letter of credit issuers party thereto. The amendment provides for an increase in the revolving credit facility under the credit facility from $350.0 million to $525.0 million, on the same terms and conditions as the existing revolving credit facility. The amendment also increases the capacity limit of the accordion feature under the existing facility from $900.0 million to $1.1 billion.
On September 12, 2024, the Operating Partnership repaid in full all outstanding obligations in the amount of $175.0 million under a term loan credit agreement dated as of April 6, 2022, using cash on hand and borrowings under the amended credit facility. The agreement was by and among the Company, the Operating Partnership, Bank of America, N.A., as administrative agent and the other lenders party thereto. The Company and its subsidiaries did not incur any early termination penalties in connection with repayment of the indebtedness or termination of the term loan agreement.

THE OFFERING
Issuer
Acadia Realty Trust, a Maryland real estate investment trust
Common shares offered by the forward purchasers or their respective affiliates
4,500,000 common shares (plus up to an additional 675,000 common shares if the underwriters exercise in full their option to purchase additional common shares).(1)
Common shares to be outstanding after settlement of the forward sale agreements (assuming full physical settlement)
118,402,348 common shares (or 119,077,348 common shares if the underwriters exercise in full their option to purchase additional common shares).(2)
Use of Proceeds
We expect to only receive proceeds upon settlement of the forward sale agreements.
Assuming full physical settlement of the forward sale agreement at an initial forward sale price of $      per share (which is the price at which the underwriters have agreed to buy the common shares offered hereby) we expect to receive net proceeds of approximately $      million (or approximately $      if the underwriters exercise their option to purchase additional common shares), after deducting estimated expenses related to the forward sale agreement, upon settlement of the forward sale agreement.(3) We expect that settlement will occur no later than approximately 12 months from the date of this prospectus supplement.
We will contribute the net proceeds we receive upon settlement of the forward sale agreements to the Operating Partnership, which intends to use such net proceeds for general corporate purposes, including funding the potential investment transactions described under “Summary — Recent Developments” of this prospectus supplement, working capital and repayment of indebtedness. Pending such usage, the Operating Partnership expects to invest the net proceeds in short-term instruments. See “Use of Proceeds” in this prospectus supplement for more information. However, we cannot guarantee that we will consummate such pending investments on the terms described herein or at all. This offering is not conditioned on the consummation any of such pending transactions on the terms described herein or at all.
Accounting treatment of the forward sale agreements
We expect that, before any issuance of common shares upon physical settlement or net share settlement of any forward sale agreement, the shares issuable upon settlement of such forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of common shares used in calculating diluted earnings per share and funds from operations per share will be deemed to be increased by the excess, if any, of the number of shares that would be issued upon physical settlement of such forward sale agreement over the number of shares that could be purchased by us in the market (based on the average market price during the relevant forward selling period specified in such forward sale agreement) using the proceeds receivable upon settlement (based on the adjusted forward price at the end of the relevant reporting period).
Consequently, prior to physical or net share settlement of the forward sale agreements and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share or funds from operations per share as a result of such forward sale agreement except during periods when the average market price of our common shares is above the per share adjusted forward price of such forward sale agreement, subject to increase or decrease based on a specified daily rate less a spread, and subject to decrease by amounts related to expected dividends on our common shares during the term of that particular forward sale agreement. However, if we decide to physically or net share settle any forward sale agreement, delivery of common shares by us will result in dilution to our earnings per share and funds from operations per share.
Conflicts of Interest
Certain affiliates of Wells Fargo Securities, LLC, Goldman Sachs & Co. LLC and Jefferies LLC are lenders under the Credit Facility and the $75.0 Million Term Loan. To the extent that we use a portion of the net proceeds from settlement of the forward sale agreements to pay down borrowings under the Credit Facility or the $75.0 Million Term Loan, such affiliates would receive their proportionate share of such paid down borrowings. See “Underwriting — Other Relationships” in this prospectus supplement.
Risk Factors
Before deciding to invest in our common shares, you should carefully read the risks set forth under the caption “Risk Factors” in this prospectus supplement and in the accompanying prospectus, and the risks set forth under the caption “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K, as well as the other information that we file with the SEC from time to time and incorporate by reference herein.
Restrictions on Ownership
In order to assist us in maintaining our qualification as a REIT for federal income tax purposes, among other purposes, actual or constructive ownership, by any person of more than 9.8% in value or number (whichever is more restrictive) of common shares is restricted by our declaration of trust. See “Restrictions on Ownership Transfers and Takeover Defense Provisions” in the accompanying prospectus.
NYSE Symbol
AKR
Transfer Agent and Registrar
Equiniti Trust Company, LLC

(1)
If any forward purchaser or its affiliate does not deliver and sell all of the common shares that it has agreed to deliver and sell to the underwriters, then we will issue and sell to the underwriters a number of common shares equal to the number of shares that such forward purchaser or its affiliate does not deliver and sell, and the number of shares underlying the relevant forward sale agreement will be decreased by the number of shares that we issue and sell.

(2)
The number of common shares outstanding after this offering is based on the number of common shares outstanding on September 27, 2024 and excludes (i) 3,049,262 common shares available for future issuance under the 2020 Share Incentive Plan and prior incentive plans, and 81,175 unvested restricted common shares, and (ii) 4,732,345 common shares issuable upon exchange of vested common units of limited partnership interest in the Operating Partnership (“OP Units”) and vested and unvested OP Units granted as long-term incentive compensation (“LTIPs”).

(3)
Assumes that the forward sale agreements will be fully physically settled based by the delivery of our common shares. The forward sale price is subject to adjustment pursuant to the forward sale agreements, including decreases on certain dates based on amounts related to expected dividends on our common shares during the term of the forward sale agreements and increases or decreases based on the floating interest rate factor less a spread, and the actual proceeds are subject to settlement of the forward sale agreements.

RISK FACTORS
Investing in our common shares involves risks. You should carefully consider the risks and uncertainties described in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are incorporated by reference herein, as the same may be updated from time to time by our subsequent filings under the Exchange Act. You should also carefully consider the other information contained or incorporated by reference in this prospectus supplement and in the accompanying prospectus, as updated by our subsequent filings under the Exchange Act, before acquiring any common shares. These risks could materially affect our business, results of operations or financial condition and cause the value of our common shares to decline. You could lose all or part of your investment.
Risks Relating to our Common Shares
Market factors could have an adverse effect on our share price and our ability to access the public equity markets.
The market price of our common shares may fluctuate significantly in response to many factors, including:
•
actual or anticipated variations in our operating results, funds from operations, cash flows or liquidity;

•
changes in our earnings estimates or those of analysts;

•
changes in our dividend policy;

•
impairment charges affecting the carrying value of one or more of our properties or other assets;

•
publication of research reports about us, the retail industry or the real estate industry generally;

•
increases in market interest rates that lead purchasers of our securities to seek higher dividend or interest rate yields;

•
changes in market valuations of similar companies;

•
adverse market reaction to the amount of our outstanding debt at any time, the amount of our maturing debt in the near and medium term and our ability to refinance such debt and the terms thereof or our plans to incur additional debt in the future;

•
additions or departures of key management personnel;

•
actions by institutional security holders;

•
proposed or adopted regulatory or legislative changes or developments;

•
speculation in the press or investment community;

•
the occurrence of any of the other risk factors included in, or incorporated by reference in, this prospectus supplement; and

•
general market and economic conditions.

Many of the factors listed above are beyond our control. Those factors may cause the market price of our common shares to decline significantly, regardless of our financial performance, condition and prospects. We may not provide any assurance that the market price of our common shares will not fall in the future, and it may be difficult for holders to sell such securities at prices they find attractive, or at all.
We may allocate the net proceeds upon settlement of the forward sale agreements in ways that you and our shareholders may not approve.
We intend to contribute the net proceeds we receive upon settlement of the forward sale agreements to the Operating Partnership, which intends to use such net proceeds for general corporate purposes, including funding the potential investment transactions described under “Summary — Recent Developments” of this prospectus supplement, working capital and repayment of indebtedness. Pending such usage, the

Operating Partnership expects to invest the net proceeds in short-term instruments. See “Use of Proceeds” in this prospectus supplement for more information. However, we cannot guarantee that we will consummate such pending investments on the terms or timing described herein or at all. This offering of common shares is not conditioned on the consummation any of such pending transactions on the terms described herein or at all, and our management will thus have broad discretion with respect to the use of the net proceeds we receive upon settlement of the forward sale agreements. Accordingly, you cannot determine at this time the specific application of the net proceeds, and you may not agree with our decisions. In addition, our investment policies may be amended or revised from time to time without a vote of our shareholders. These factors increase the uncertainty, and thus the risk, of an investment in our common shares.
The number of common shares available for future issuance or sale could adversely affect the market price of our common shares.
We cannot predict whether future issuances or sales of our common shares or the availability of our common shares for resale in the open market will decrease the market price of our common shares. The issuance of a substantial number of common shares in the public market, or upon exchange of OP Units, or the perception that such issuances might occur, could adversely affect the market price of our common shares. The exchange of OP Units for our common shares, including OP Units granted to certain trustees, executive officers and other employees under our equity incentive plan, or the issuance of common shares or OP Units in connection with future property, portfolio or business acquisitions could have an adverse effect on the market price of our common shares. Additionally, future issuances of common shares, including as part of this offering, may have a dilutive effect on our earnings per share and funds from operations per share.
Future offerings of debt securities, which would be senior to our common shares upon liquidation, and/or preferred shares, which may be senior to our common shares for purposes of dividend distributions or upon liquidation, may adversely affect the market price of our common shares.
In the future, we may attempt to increase our capital resources by offering debt or equity securities (or causing the Operating Partnership to issue debt or equity securities), including medium-term notes, senior or subordinated notes, and additional classes or series of preferred shares. Holders of debt securities or preferred shares, as well as lenders with respect to other borrowings, will generally be entitled to receive interest payments or distributions, both current and in connection with any liquidation or sale, prior to the holders of our common shares. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common shares and may result in dilution to owners of our common shares. We are not required to offer any such additional debt or preferred equity securities to existing common shareholders on a preemptive basis. Future offerings of debt or preferred equity securities, or the perception that such offerings may occur, may reduce the market price of our common shares and/or the distributions that we pay with respect to our common shares. Because we may generally issue any such debt or preferred equity securities in the future without obtaining the consent of our shareholders, you will bear the risk of our future offerings reducing the market price of our common shares and diluting your proportionate ownership.
Our distributions to shareholders may change, which could adversely affect the market price of our common shares.
All distributions will be at the sole discretion of our board of trustees and will depend upon our actual and projected financial condition, results of operations, cash flows, liquidity and funds from operations, maintenance of our REIT qualification, applicable law and such other matters as our board of trustees may deem relevant from time to time. It is possible that shareholders may not receive distributions equivalent to those previously paid by us for various reasons, including the following:
•
we may not have enough cash to pay such distributions due to changes in our cash requirements, indebtedness, capital spending plans, operating cash flows, or financial position;

•
decisions on whether, when, and in what amounts to make any future distributions will remain at all times entirely at the discretion of our board of trustees, which reserves the right to change our distribution practices at any time and for any reason; our board of trustees may elect to retain cash for investment purposes, working capital reserves or

•
other purposes, or to maintain or improve our credit ratings; and

•
the amount of distributions that our subsidiaries may distribute to us may be subject to restrictions imposed by state law, state regulators, and/or the terms of any current or future indebtedness that these subsidiaries may incur.

Shareholders have no contractual or other legal right to distributions that have not been authorized by our board of trustees and declared by our Company. We may not be able to make distributions in the future or may need to fund such distributions from external sources, as to which no assurances can be given. In addition, as noted above, we may choose to retain operating cash flow, and these retained funds, although increasing the value of our underlying assets, may not correspondingly increase the market price of our common shares. Our failure to meet market expectations with regard to future cash distributions likely would adversely affect the market price of our common shares.
Risks Related to the Forward Sale Agreements
Provisions contained in the forward sale agreements could result in substantial dilution to our earnings, funds from operations per share and return on equity or result in substantial cash payment obligations.
If any forward purchaser or its affiliate does not deliver and sell all of the common shares to be delivered and sold by it (including because (a) insufficient number of our common shares have been made available for borrowing by securities lenders or (b) the forward purchaser would incur a stock loan cost above a specified threshold), then we will issue and sell to the underwriters a number of shares equal to the number of shares of that such forward purchaser or its affiliate did not deliver and sell, and the number of shares underlying the relevant forward sale agreement will be decreased by the number of shares that we issue and sell. The stock loan market is volatile, and it is uncertain whether sufficient common shares will be made available prior to closing.
Each forward sale agreement provides the applicable forward purchaser with the right to accelerate its forward sale agreement with respect to all or any portion of the transaction under such forward sale agreement (except with respect to events specified in (1) and (3) below, where accelerated settlement is limited to the portion of shares whose settlement would address the relevant event or that is affected by the relevant event) that it enters into with us and to require us to physically settle such shares on a date specified by such forward purchaser if: (1) in such forward purchaser’s commercially reasonable judgment, it or its affiliate is unable to hedge (or maintain a hedge of) its exposure in a commercially reasonable manner under such forward sale agreement because (a) insufficient number of our common shares have been made available for borrowing by securities lenders or (b) such forward purchaser or its affiliate would incur a stock borrow cost in excess of a specified threshold; (2) we declare any dividend, issue or distribution on our common shares that constitutes an extraordinary dividend under such forward sale agreement or is payable in (a) cash in excess of specified amounts (unless it is an extraordinary dividend), (b) securities of another company that we acquire or own (directly or indirectly) as a result of a spin-off or similar transaction, or (c) any other type of securities (other than our common shares), rights, warrants or other assets for payment at less than the prevailing market price; (3) certain ownership thresholds applicable to such forward purchaser and its affiliates are or would be exceeded; (4) an event (a) is announced that if consummated would result in a specified extraordinary event (including certain mergers or tender offers, certain events involving our nationalization, our insolvency or a delisting of our common shares) or (b) occurs that would constitute a hedging disruption or change in law; or (5) certain other events of default or termination events occur, including, among others, any material misrepresentation made by us in connection with such forward sale agreement or our insolvency (each as more fully described in the relevant forward sale agreement).
A forward purchaser’s decision to exercise its right to accelerate the settlement of its forward sale agreement will be made irrespective of our interests, including our need for capital. Consequently, we could be required to issue and deliver common shares irrespective of our capital needs, which would result in dilution to our earnings per share and funds from operations per share.
We expect to physically settle the forward sale agreements (by the delivery of common shares) and receive proceeds from the sale of those common shares upon one or more forward settlement dates, which we anticipate will be within approximately 12 months from the date of this prospectus supplement. The forward sale price that we expect to receive upon physical settlement of a forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread. If the specified daily rate is less than the spread on any day, the interest factor will result in a daily reduction of the forward sale price. As of the filing of this prospectus supplement, the specified daily rate was greater than the spread. In addition, the forward sale price will be subject to decrease on certain dates specified in the relevant forward sale agreement by the amount per share of dividends we expect to declare on our common shares during the term of such forward sale agreement.
We will generally have the right, in lieu of physical settlement of any forward sale agreement, to elect cash or net share settlement in respect of any or all of the common shares subject to such forward sale agreement. If we elect to cash or net share settle all or any part of any forward sale agreement, then we would expect the relevant forward purchaser or its affiliate to purchase our common shares in secondary market transactions over an unwind period to:
•
return common shares to securities lenders to unwind such forward purchaser’s hedge (after taking into consideration any common shares to be delivered by us to such forward purchaser, in the case of net share settlement); and

•
if applicable, in the case of net share settlement, deliver common shares to us to the extent required upon settlement of such forward sale agreement.

If the price of our common shares at which these purchases are made by such forward purchaser (or its affiliate) exceeds the applicable forward sale price, then we will pay such forward purchaser an amount in cash equal to such difference (if we elect to cash settle) or we will deliver to such forward purchaser a number of our common shares having a market value equal to such difference (if we elect to net share settle). Any such difference could be significant and could require us to pay a significant amount of cash or deliver a significant number of our common shares to such forward purchaser.
In addition, the purchase of our common shares by a forward purchaser or its affiliate to unwind the forward purchaser’s hedge position could cause the price of our common shares to increase above the price that would have prevailed in the absence of those purchases (or prevent a decrease in such price), thereby increasing the amount of cash (in the case of cash settlement) or the number of shares (in the case of net share settlement) that we would owe such forward purchaser upon settlement of the applicable forward sale agreement or decrease the amount of cash (in the case of cash settlement) or the number of shares (in the case of net share settlement) that such forward purchaser would owe us upon settlement of the applicable forward sale agreement.
In case of our bankruptcy or insolvency, any outstanding forward sale agreement will automatically terminate, and we would not receive the expected net proceeds from any sales of our shares under those agreements.
If we file for or consent to a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, or we consent to such a petition, any outstanding forward sale agreement will automatically terminate. We would not be obligated to deliver to the relevant forward purchaser any common shares not previously delivered, and the relevant forward purchaser would be discharged from its obligation to pay the applicable forward sale price per share in respect of any common shares not previously settled under the applicable forward sale agreement. Therefore, to the extent that there are any common shares with respect to which any outstanding forward sale agreement at the time of the commencement of any such bankruptcy or insolvency proceedings, we would not receive the relevant forward sale price per share in respect of those common shares.
The uncertainty of the U.S. federal income tax treatment of the cash that we might receive from cash settlement of a forward sale agreement and its impact on our ability to meet the REIT qualification requirements may preclude us from electing to cash settle a forward sale agreement or may prevent us from satisfying the REIT gross income tests.
The treatment of any cash settlement payment we may receive upon our election to cash settle a forward sale agreement for purposes of the gross income tests applicable to REITs is unclear. Therefore, we may only elect to cash settle a forward sale agreement if we determine that we can satisfy the gross income requirements for REITs while treating such cash settlement payment as nonqualifying income, which may not be the optimal business decision. In the event that we elect to cash settle a forward sale agreement, we may be prevented from satisfying the gross income tests applicable to REITs under the Code. See “Supplemental U.S. Federal Income Tax Considerations — Forward Sale Agreements” in this prospectus supplement.
We have in the past entered and may in the future enter into forward sale agreements that subject us to risks similar to those described above.
We have in the past entered into forward sale agreements and may in the future enter into forward sale agreements that are not part of this offering, under our ATM Program or otherwise. Any such additional forward sale agreements subject us to risks that are substantially similar to the risks described above in this section.

USE OF PROCEEDS
We expect to only receive proceeds upon settlement of the forward sale agreements.
Assuming full physical settlement of the forward sale agreement at an initial forward sale price of $      per share (which is the price at which the underwriters have agreed to buy the common shares offered hereby) we expect to receive net proceeds of approximately $      million (or approximately $      if the underwriters exercise their option to purchase additional common shares), after deducting estimated expenses related to the forward sale agreement, upon settlement of the forward sale agreement. We expect that settlement will occur no later than approximately 12 months from the date of this prospectus supplement.
The forward sale price that we expect to receive upon physical settlement of the forward sale agreements will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread and will be decreased based on amounts related to expected dividends on our common shares during the term of the forward sale agreements. If the specified daily rate is less than the spread on any day, the interest factor will result in a daily reduction of the forward sale price. If the specified daily rate is greater than the spread on any day, the interest factor will result in a daily increase of the forward sale price. As of the filing of this prospectus supplement, the specified daily rate was greater than the spread.
If we elect to cash settle a forward sale agreement, then we may not receive any proceeds and may owe cash to the relevant forward purchaser in certain circumstances. If we elect to net share settle a forward sale agreement, then we will not receive any proceeds and may owe common shares to the relevant forward purchaser in certain circumstances.
We will contribute the net proceeds we receive upon settlement of the forward sale agreements to the Operating Partnership, which intends to use such net proceeds for general corporate purposes, including funding the potential investment transactions described under “Summary — Recent Developments” of this prospectus supplement, working capital and repayment of indebtedness. Pending such usage, the Operating Partnership expects to invest the net proceeds in short-term instruments. However, we cannot guarantee that we will consummate such pending investments on the terms or timing described herein or at all. This offering is not conditioned on the consummation any of such pending transactions on the terms or timing described herein or at all.
As of June 30, 2024, we had $96.4 million outstanding under the Revolving Credit Facility and $400.0 million outstanding under the Core Term Loan. As of June 30, 2024, the Revolving Credit Facility bore interest at the Secured Overnight Financing Rate (“SOFR”) plus 1.35%, and the Core Term Loan bore interest at SOFR plus 1.50%. The Revolving Credit Facility matures on April 15, 2028, subject to two six-month extension options, and the Core Term Loan matures on April 15, 2028, subject to two six-month extension options.
On September 12, 2024, we entered into an amendment to the Revolving Credit Facility. The amendment provides for an increase in the revolving credit facility under the credit facility from $350.0 million to $525.0 million, on the same terms and conditions as the existing revolving credit facility. The amendment also increases the capacity limit of the accordion feature under the existing facility from $900.0 million to $1.1 billion.
As of June 30, 2024, the $75.0 Million Term Loan, which matures on July 29, 2029, was fully drawn and bore interest at SOFR plus 1.95%.
Certain affiliates of Wells Fargo Securities, LLC, Goldman Sachs & Co. LLC and Jefferies LLC are lenders under the Credit Facility and the $75.0 Million Term Loan. To the extent that we use a portion of the net proceeds from settlement of the forward sale agreements to pay down borrowings under the Credit Facility or the $75.0 Million Term Loan, such affiliates would receive their proportionate share of such paid down borrowings. See “Underwriting — Other Relationships” in this prospectus supplement.

SUPPLEMENTAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of certain supplemental U.S. federal income tax considerations pertaining to our common shares. This summary supplements and should be read together with the general discussion of the tax considerations relating to our qualification as a REIT described in the accompanying prospectus under the title “Certain U.S. Federal Income Tax Considerations.” To the extent any information set forth under the title “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus is inconsistent with this supplemental information, this supplemental information will apply and supersede the information in the accompanying prospectus. This supplemental information is provided on the same basis and subject to the same qualifications as set forth in the first paragraph under the title “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus as if that disclosure was set forth in this prospectus supplement. We have not obtained, and do not intend to obtain, any rulings from the IRS concerning the U.S. federal income tax treatment of the matters discussed below. Prospective investors should consult, and must depend on, their own tax advisors regarding the U.S. federal, state, local, foreign and other tax consequences of holding and disposing of our common shares.
Forward Sale Agreements.
We may enter into forward sale agreements from time to time under which we have the right, subject to certain conditions, to elect physical, cash or net share settlement in part or in full. In the event that we settle a forward sale agreement for cash and the settlement price is below the forward sale price, we would be entitled to receive a cash payment from the forward purchasers. Under Section 1032 of the Code, generally, no gains and losses are recognized by a corporation in dealing in its own shares, including pursuant to a “securities futures contract,” as defined in the Code by reference to the Exchange Act. Although we believe that any amount received by us in exchange for our common shares would qualify for the exemption under Section 1032 of the Code, because it is not entirely clear whether the forward sale agreements qualify as “securities futures contracts,” the U.S. federal income tax treatment of any cash settlement payment we receive is uncertain. In the event that we recognize a significant gain from the cash settlement of any forward sale agreements, we might not be able to satisfy the gross income tests applicable to REITs under the Code.

UNDERWRITING
Wells Fargo Securities, LLC, Goldman Sachs & Co. LLC and Jefferies LLC are acting as joint book-running managers of the offering. Subject to the terms and conditions set forth in an underwriting agreement among us, the forward purchasers, their respective affiliates and the underwriters, the forward purchasers (or their respective affiliates) have agreed, severally and not jointly, to sell to the underwriters, and the underwriters have agreed, severally and not jointly, to purchase from the forward purchasers, or their respective affiliates, the number of common shares set forth opposite the underwriters’ name below:
Name	Number of Shares
Wells Fargo Securities, LLC	1,500,000
Goldman Sachs & Co. LLC	1,500,000
Jefferies LLC	1,500,000
Total	4,500,000
The underwriters propose to offer the common shares from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. The underwriters may effect such transactions by selling the common shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or purchasers of common shares for whom they may act as agents or to whom they may sell as principals. The difference between the price at which the underwriters purchase common shares and the prices at which the underwriters resell such common shares may be deemed underwriting compensation.
The underwriters will have the option to purchase within 30 days from the date of this prospectus supplement up to an additional 675,000 common shares from us at a price of $        per share. Upon any exercise of such option, we expect to enter into additional forward sale agreements with each forward purchaser in respect of the number of shares sold by the applicable forward purchaser or its affiliate in connection with the exercise of such option. Unless the context requires otherwise, the term “forward sale agreement” as used in this prospectus supplement includes any additional forward sale agreement that we enter into in connection with the exercise by the underwriters of their option to purchase additional shares. In such event, if any forward purchaser or its affiliate does not deliver and sell all of the common shares to be delivered and sold by it in connection with the exercise of such option, then we will issue and sell to the underwriters a number of common shares equal to the number of shares that such forward purchaser or its affiliate did not deliver and sell, and the number of shares underlying the relevant additional forward sale agreement will be decreased by the number of shares that we issue and sell.
We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $      .
This prospectus supplement and the accompanying prospectus may be made available in electronic format on the websites maintained by one or more underwriters, or selling group members, if any, participating in the offering.
We have agreed that we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the SEC a registration statement under the Securities Act relating to, any common shares or any securities convertible into or exercisable or exchangeable for any of our common shares, or publicly disclose the intention to undertake any of the foregoing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any common shares or any such other securities (regardless of whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common shares or such other securities, in cash or otherwise), in each case without the prior written consent of the underwriters for a period of 30 days (the “Lock-up Period”) after the date of this prospectus supplement, other than the common shares to be sold in this offering.
The restrictions described above do not apply to certain transactions, including (i) the filing of a prospectus supplement with the SEC under Rule 424(b) in connection with the Company’s at-the-market program (it being understood that the Company shall not be permitted to make any sales under such at-the-market program during the Lock-up Period), (ii) the issuance of common shares or securities convertible into or exercisable for common shares pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of restricted stock units (“RSUs”) (including net settlement), in each case outstanding on the date of this prospectus supplement; (iii) grants of options, share appreciation rights, restricted shares, RSUs, unrestricted shares, dividend equivalent rights, LTIPs, or other equity awards and the issuance of common shares or securities convertible into or exercisable or exchangeable for common shares (whether upon the exercise of stock options or otherwise) pursuant to the terms of the Company’s equity compensation plan as in effect on the closing date of this offering and as described in this prospectus supplement; (iv) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any incentive plan in effect on the date of this prospectus supplement or any assumed benefit plan pursuant to an acquisition or similar strategic transaction, (v) common shares issuable upon the exchange of common and preferred OP Units, and (vi) common shares in respect of tax withholding payments due upon the exercise of options or the vesting of restricted stock grants pursuant to any incentive plan in effect on the date of this prospectus supplement and described in this prospectus supplement and the accompanying prospectus.
Our trustees and executive officers (such persons, the “lock-up parties”) have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each lock-up party, with limited exceptions, for a period of 30 days after the date of this prospectus supplement (such period, the “restricted period”), may not (and may not cause any of their direct or indirect affiliates to), without the prior written consent of the underwriters, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any common shares or any securities convertible into or exercisable or exchangeable for our common shares (including, without limitation, common shares or such other securities which may be deemed to be beneficially owned by such lock-up parties in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a share option or warrant (collectively with the common shares, the “lock-up securities”)), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the lock-up securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of lock-up securities, in cash or otherwise, (3) make any demand for, or exercise any right with respect to, the registration of any lock-up securities, or (4) publicly disclose the intention to do any of the foregoing. Such persons or entities have further acknowledged that these undertakings preclude them from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (by any person or entity, whether or not a signatory to such agreement) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any lock-up securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of lock-up securities, in cash or otherwise.
The restrictions described in the immediately preceding paragraph and contained in the lock-up agreements between the underwriters and the lock-up parties do not apply, subject in certain cases to various conditions, to certain transactions, including (a) transfers of lock-up securities: (i) as bona fide gifts, or for bona fide estate planning purposes, (ii) by will or intestacy, (iii) to any trust for the direct or indirect benefit of the lock-up party or any immediate family member, (iv) to a partnership, limited liability company or other entity of which the lock-up party and its immediate family members are the legal and beneficial owner of all of the outstanding equity securities or similar interests, (v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv), (vi) in the case of a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act) of the lock-up party, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the lock-up party or its affiliates or (B) as part of a distribution to members or stockholders of the lock-up party; (vii) by operation of law, (viii) to us from an employee upon death, disability or termination of employment of such employee, (ix) as part of a sale of lock-up securities acquired in open market transactions after the completion of this offering, (x) to us in connection with the vesting, settlement or exercise of restricted share units, options, warrants or other rights to purchase shares of our common shares (including “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments, or (xi) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction approved by our board of trustees and made to all shareholders involving a change in control, provided that if such transaction is not completed, all such lock-up securities would remain subject to the restrictions in the immediately preceding paragraph; (b) the exercise of outstanding options, the settlement of RSUs or other equity awards, or the exercise of warrants granted pursuant to plans described in this prospectus supplement and the accompanying prospectus, provided that any lock-up securities received upon such exercise, vesting or settlement would be subject to restrictions similar to those in the immediately preceding paragraph; (c) the conversion of outstanding preferred shares, warrants to acquire preferred shares, or convertible securities into common shares or warrants to acquire common shares, provided that any common shares or warrant received upon such conversion would be subject to restrictions similar to those in the immediately preceding paragraph; and (d) the establishment by lock-up parties of trading plans under Rule 10b5-1 under the Exchange Act, provided that such plan does not provide for the transfer of lock-up securities during the restricted period.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933.
Our common shares are listed on the New York Stock Exchange under the symbol “AKR”.
In connection with this offering, the underwriters may engage in stabilizing transactions, which involve making bids for, purchasing and selling common shares in the open market for the purpose of preventing or retarding a decline in the market price of the common shares while this offering is in progress. These stabilizing transactions may include making short sales of common shares, which involves the sale by the underwriters of a greater number of common shares than they are required to purchase in this offering, and purchasing common shares on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ option to purchase additional shares referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common shares in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.
The underwriters have advised us that, pursuant to Regulation M of the Securities Act of 1933, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common shares, including the imposition of penalty bids.
These activities may have the effect of raising or maintaining the market price of the common shares or preventing or retarding a decline in the market price of the common shares, and, as a result, the price of the common shares may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the NYSE, in the over-the-counter market or otherwise.
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement or the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.
Certain of the underwriters, the forward purchases and their respective affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters, the forward purchasers and their respective affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.
Certain affiliates of Wells Fargo Securities, LLC, Goldman Sachs & Co. LLC and Jefferies LLC are lenders under the Credit Facility and the $75.0 Million Term Loan. To the extent that we use a portion of the net proceeds from settlement of the forward sale agreements to pay down borrowings under the Credit Facility or the $75.0 Million Term Loan, such affiliates would receive their proportionate share of such paid down borrowings.
Forward Sale Agreements
We expect to enter into forward sale agreements with each of the forward purchasers relating to an aggregate of 4,500,000 common shares (or 5,175,000 common shares if the underwriters exercise their option to purchase additional shares in full). In connection with the execution of the forward sale agreements, the forward purchasers or their respective affiliates are expected to borrow from third parties and to sell to the underwriters in this offering an aggregate of 4,500,000 common shares (or 5,175,000 common shares if the underwriters exercise their option to purchase additional shares in full) that will be sold in this offering.
If any forward purchaser or its affiliate does not deliver and sell all of the common shares that it has agreed to deliver and sell to the underwriters (including because (a) insufficient number of our common shares have been made available for borrowing by securities lenders or (b) the forward purchaser would incur a stock loan cost above a specified threshold), then we will issue and sell to the underwriters a number of common shares equal to the number of common shares that such forward purchaser or its affiliate does not deliver and sell, and the number of common shares underlying the relevant forward sale agreement will be decreased by the number of common shares that we issue and sell. Under any such circumstance, the commitment of the underwriters to purchase common shares from such forward purchaser or its affiliate will be replaced with the commitment to purchase from us the relevant number of common shares not sold by such forward purchaser or its affiliate, at the public offering price less the underwriting discount per share set forth on the cover page of this prospectus supplement. In such event, we or the underwriters may postpone the closing date by up to one business day to effect any necessary changes to the documents or arrangements.
Upon full physical settlement of the forward sale agreements, we expect to receive from the forward purchasers an amount equal to the net proceeds from the sale of the common shares sold in this offering, subject to certain adjustments pursuant to the forward sale agreements, at the forward sale price. We expect to only receive such proceeds if we elect to fully physically settle the forward sale agreements.
We expect that the forward sale agreements will settle no later than approximately 12 months from the date of this prospectus supplement, subject to acceleration by the forward purchasers upon the occurrence of certain events. On a settlement date, if we decide to physically settle the forward sale agreements, we will issue common shares to the forward purchasers in exchange for cash at the then-forward sale price. The forward sale price will initially be equal to the public offering price, less the underwriting discount per share, as set forth on the cover page of this prospectus supplement.
The forward sale price that we expect to receive upon physical settlement of a forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor determined by reference to a specified daily rate less a spread and will be decreased by amounts related to expected dividends on our common shares during the term of the applicable forward sale agreement. If the specified daily rate is less than the spread on any day, the interest rate factor will result in a reduction of the forward sale price for that day.
Before settlement of the forward sale agreements, we expect that the common shares issuable upon settlement of the forward sale agreements will be reflected in our diluted earnings per share, return on equity and dividends per share calculations using the treasury stock method. Under this method, the number of common shares used in calculating diluted earnings per share, return on equity and dividends per share is deemed to be increased by the excess, if any, of the number of common shares that would be issued upon full physical settlement of the forward sale agreements over the number of common shares that could be purchased by us in the market (based on the average market price during the period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period). Consequently, prior to physical or net share settlement of the forward sale agreements and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share, except during periods when the average market price of our common shares is above the applicable forward sale price. However, if we decide to physically or net share settle the forward sale agreements, any delivery of our shares by us upon physical or net share settlement of the forward sale agreements will result in dilution to our earnings per share and return on equity.
If we elect cash settlement or net share settlement with respect to all or a portion of the common shares underlying a forward sale agreement, then we expect the applicable forward purchaser (or its affiliate) to purchase a number of common shares in secondary market transactions over an unwind period to:
•
return common shares to securities lenders to unwind its hedge (after taking into consideration any common shares to be delivered by us to such forward purchaser, in the case of net share settlement); and

•
if applicable, in the case of net share settlement, deliver common shares to us to the extent required in settlement of such forward sale agreement.

If the prevailing market price for common shares during the unwind period under a forward sale agreement is below the forward sale price, in the case of cash settlement, we would be paid by the applicable forward purchaser an amount per share in cash equal to the difference or, in the case of net share settlement, we would receive from such forward purchaser a number of common shares having a value equal to the difference. If the prevailing market price for our common shares during the unwind period under a forward sale agreement is above the relevant forward sale price, in the case of cash settlement, we would pay the applicable forward purchaser an amount per share in cash equal to the difference or, in the case of net share settlement, we would deliver to the applicable forward purchaser a number of common shares having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement.
In addition, the purchase of common shares in connection with a forward purchaser or its affiliate unwinding its hedge positions could cause the price of our common shares to increase over such time (or reduce the amount of a decrease over such time), thereby increasing the amount of cash we would be required to pay to such forward purchaser (or decreasing the amount of cash that such forward purchaser would be required to pay us) upon a cash settlement of the applicable forward sale agreement or increasing the number of common shares we would be required to deliver to such forward purchaser (or decreasing the number of common shares that such forward purchaser would be required to deliver to us) upon net share settlement of the applicable forward sale agreement. See “Risk Factors — Risks Related to the Forward Sale Agreements.”
Each forward purchaser will have the right to accelerate its forward sale agreement (with respect to all or, in certain cases, any portion of the transaction under such forward sale agreement that such forward purchaser determines is affected by an event described below) and require us to settle on a date specified by such forward purchaser if:
•
the forward purchaser determines in its good faith and commercially reasonable judgment that it (or its affiliate) (x) is unable to hedge its exposure under the applicable forward sale agreement because insufficient common shares have been made available for borrowing by securities lenders or (y) would incur a stock loan cost in excess of a specified threshold to hedge its exposure thereunder;

•
we declare any dividend, issue or distribution on our common shares payable in (x) cash in excess of specified amounts, (y) securities of another company that we acquire or own (directly or indirectly) as a result of a spin-off or similar transaction or (z) any other type of securities (other than our common shares), rights, warrants or other assets for payment at less than the prevailing market price;

•
certain ownership thresholds applicable to the applicable forward purchaser and its affiliate are exceeded;

•
an event (x) is announced that, if consummated, would result in a specified extraordinary event (including certain mergers or tender offers, events involving our nationalization, or insolvency, or a delisting of our common shares) or (y) occurs that would constitute a delisting or change in law; or

•
certain other events of default or termination events occur, including, among others, any material misrepresentation made in connection with the applicable forward sale agreement or our insolvency (each as more fully described in the applicable forward sale agreement).

A forward purchaser’s decision to exercise its right to accelerate the settlement of its forward sale agreement will be made irrespective of our interests, including our need for capital. In such case, we could be required to issue and deliver common shares under the physical settlement provisions of such forward sale agreement, which would result in dilution to our earnings per share and return on equity.
In addition, upon certain events of bankruptcy, insolvency or reorganization relating to us or such forward purchaser, the relevant forward sale agreement will terminate without further liability of either party. Following any such termination in the event of a bankruptcy, insolvency or reorganization relating to us, we would not issue any common shares and we would not receive any proceeds pursuant to such forward sale agreement. See “Risk Factors — Risks Related to the Forward Sale Agreements.”
European Economic Area
The shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the shares or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the shares or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
The Company, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.
For the purposes of this provision, the expression “offered” includes the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares.
The above selling restriction is in addition to any other selling restrictions set out below.
In connection with the offering, the underwriters are not acting for anyone other than the Company and will not be responsible to anyone other than the Company for providing the protections afforded to their clients nor for providing advice in relation to the offering.

United Kingdom
The shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the shares or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the shares or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
The Company, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, warranties and agreements.
For the purposes of this provision, the expression “offered” includes the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares.
The above selling restriction is in addition to any other selling restrictions set out below.
In connection with the offering, the underwriters are not acting for anyone other than the Company and will not be responsible to anyone other than the Company for providing the protections afforded to their clients nor for providing advice in relation to the offering.
Switzerland
The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.
Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
Canada
The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Hong Kong
The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.
Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the shares were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
a.
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or
b.
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:
a.
to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

b.
where no consideration is or will be given for the transfer;

c.
where the transfer is by operation of law; or

d.
as specified in Section 276(7) of the SFA.

Japan
The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.
The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.
This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

LEGAL MATTERS
Certain legal matters, excluding tax matters and certain matters of Maryland law, will be passed upon for us by Goodwin Procter LLP, New York, New York. The legal matters described under the heading “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus will be passed upon for us by Seyfarth Shaw LLP, New York, New York. Certain matters of Maryland law, including the validity of the common shares, will be passed upon for us by Venable LLP, Baltimore, Maryland. With respect to matters of Maryland law, Goodwin Procter LLP and Fried, Frank, Harris, Shriver & Jacobson LLP may rely on the opinion of Venable LLP. Fried, Frank, Harris, Shriver & Jacobson LLP represents the underwriters in connection with this offering.
EXPERTS
The financial statements of Acadia Realty Trust as of and for the year ended December 31, 2023, incorporated by reference in this prospectus supplement by reference to Acadia Realty Trust’s annual report on Form 10-K for the year ended December 31, 2023, and the effectiveness of Acadia Realty Trust’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
The consolidated financial statements of Acadia Realty Trust as of December 31, 2022 and for each of the two years in the period ended December 31, 2022 incorporated in this prospectus supplement have been so incorporated in reliance on the report of BDO USA, LLP (n/k/a BDO USA, P.C.), an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The combined financial statements of 840 North Michigan Avenue, Tenant-in-Common Interests, as of December 31, 2022 and for the year then ended incorporated by reference in this prospectus supplement have been so incorporated in reliance on the report of BDO USA, LLP (n/k/a BDO USA, P.C.), independent auditors, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act to register the common shares offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus are part of the registration statement. This prospectus supplement and the accompanying prospectus do not contain all the information contained in the registration statement because we have omitted certain parts of the registration statement in accordance with the rules and regulations of the SEC. We also file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at http://www.sec.gov.
The information incorporated by reference herein is an important part of this prospectus supplement and the accompanying prospectus. Any statement contained in a document that is incorporated by reference in this prospectus supplement and the accompanying prospectus is automatically updated and superseded if information contained in a subsequent filing or in this prospectus supplement, or information that we later file with the SEC prior to the termination of this offering, modifies or replaces this information. The following documents filed with the SEC are incorporated by reference into this prospectus supplement and the accompanying prospectus, except for any document or portion thereof “furnished” to the SEC:
•
Annual Report on Form 10-K for the year ended December 31, 2023;

•
Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, respectively;

•
Current Reports on Form 8-K filed on January 9, 2024, January 12, 2024, April 16, 2024, May 7, 2024 and September 13, 2024;

•
the portions of the Definitive Proxy Statement on Schedule 14A dated March 22, 2024 incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2023;

•
the description of our common shares contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2022 and any amendment or report filed with the SEC for the purpose of updating such description; and

•
all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus supplement and prior to the termination of this offering.

To receive a free copy of any of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents), write us at the following address or call us at the telephone number listed below:
ACADIA REALTY TRUST
411 Theodore Fremd Avenue, Suite 300
Rye, New York 10580
Attention: Investor Relations
(914) 288-8100
We maintain a website at http://www.acadiarealty.com. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this prospectus supplement or the accompanying prospectus.

PROSPECTUS
Acadia Realty Trust
Common Shares of Beneficial Interest
Preferred Shares of Beneficial Interest
Depositary Shares
Warrants
Subscription Rights
Share Purchase Units or Contracts
Units
Debt Securities
We may offer to the public and sell from time to time one or more series or classes of (i) common shares of beneficial interest, par value $0.001 per share (“common shares”), (ii) preferred shares of beneficial interest (“preferred shares”), (iii) depositary shares, (iv) warrants, (v) subscription rights, (vi) share purchase units or contracts, (vii) units, and (viii) debt securities. We will provide the specific terms of these securities in supplements to this prospectus. The securities may be offered, separately or together, in separate classes or series, in amounts, at prices and on terms to be determined at the time of the offering and set forth in one or more supplements to this prospectus.
This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of the securities will be set forth in the applicable prospectus supplement or free writing prospectus. Such specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the securities, in each case as may be consistent with our declaration of trust or otherwise appropriate to, among other purposes, preserve our status as a real estate investment trust for U.S. federal income tax purposes. See “Restrictions on Ownership Transfers and Takeover Defense Provisions” beginning on page 22 of this prospectus.
The applicable prospectus supplement will also contain information, where appropriate, about the risk factors and U.S. federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by that prospectus supplement or any free writing prospectus. We may offer the securities directly, through agents designated by us from time to time, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth or will be calculable from the information set forth in the applicable prospectus supplement. See “Plan of Distribution”. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.
Our common shares are traded on the New York Stock Exchange (the “NYSE”) under the symbol “AKR”. On November 3, 2023, the last reported sale price of our common shares, as reported on the NYSE, was $15.33 per share.
Investing in our securities involves risks. Please refer to “Risk Factors” beginning on page 3 of this prospectus as well as the risk factors contained in our filings with the Securities and Exchange Commission, which are incorporated by reference in this prospectus, for a discussion of risk factors that you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 6, 2023.
You should rely only on the information contained in this prospectus, in any accompanying prospectus supplement or in any documents incorporated by reference herein or therein. We have not authorized anyone to provide you with information or make any representation that is different. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which they relate, and this prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is correct on any date after the respective dates of this prospectus and such prospectus supplement or supplements, as applicable, even though this prospectus and such prospectus supplement or supplements are delivered or securities are sold pursuant to this prospectus and such prospectus supplement or supplements at a later date. Since the respective dates of the prospectus contained in this registration statement and any accompanying prospectus supplement, our business, financial condition, results of operations and prospects may have changed. We may only use this prospectus to sell the securities if it is accompanied by a prospectus supplement.

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under a shelf registration process, we are registering an unspecified amount of any combination of the securities described in this prospectus and we may sell such securities, at any time and from time to time, in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the securities being offered and the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” herein.
We have filed or incorporated by reference certain exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for any provisions that may be important to you.

PROSPECTUS SUMMARY
About This Prospectus
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process or continuous offering process. Under this shelf registration process, we are registering an unspecified amount of any combination of the securities described in this prospectus and may sell such securities, at any time and from time to time, in one or more offerings, and selling securityholders may from time to time offer such securities owned by them. This prospectus provides you with a general description of the securities that may be offered by us and/or selling securityholders. We may also file, from time to time, a prospectus supplement or an amendment to the registration statement of which this prospectus forms a part containing additional information about us and/or selling securityholders and the terms of the offering of the securities. That prospectus supplement or amendment may include additional risk factors or other special considerations applicable to the securities. Any prospectus supplement or amendment may also add, update or supersede information in this prospectus. If there is any supplement or amendment, you should rely on the information in that prospectus supplement or amendment.
This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement and any amendments to such registration statement, including its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.
You should read both this prospectus and any prospectus supplement together with additional information described below under the heading “Where You Can Find More Information” on page 57 of this prospectus. Information incorporated by reference with the SEC after the date of this prospectus, or information included in any prospectus supplement or an amendment to the registration statement of which this prospectus forms a part, may add, update or supersede information in this prospectus or any prospectus supplement. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of each document.
In this prospectus, references to:
•
“Company”, “we”, “our” or “us” mean Acadia Realty Trust, a Maryland real estate investment trust, and all entities owned or controlled by it, except where it is clear that the term means only the Company;

•
“Operating Partnership” mean Acadia Realty Limited Partnership, a Delaware limited partnership and the operating partnership of Acadia Realty Trust; and

•
“you” mean a prospective investor.

Our Company
The Company was formed on March 4, 1993 as a Maryland real estate investment trust. We are a fully integrated real estate investment trust (“REIT”) focused on the ownership, acquisition, development, and management of high-quality retail properties located primarily in high-barrier-to-entry, supply-constrained, densely populated metropolitan areas in the United States. We currently own or have an ownership interest in these properties through our Core Portfolio (as defined below). We generate additional growth through our Funds (as defined below) in which we co-invest with high-quality institutional investors.
Our primary business objective is to acquire and manage commercial retail properties that will provide cash for distributions to shareholders while also creating the potential for capital appreciation to enhance investor returns. We focus on the following fundamentals to achieve this objective:
•
Own and operate a portfolio of high-quality retail properties located primarily in high-barrier-to-entry, densely populated metropolitan areas (“Core Portfolio”). Our goal is to create value through accretive development and re-tenanting activities within our existing portfolio and grow this platform through the acquisition of high-quality assets that have the long-term potential to outperform the asset class.
•
Generate additional growth through a series of discretionary funds in which we co-invest with high-quality institutional investors (the “Funds”). Our Fund strategy focuses on opportunistic yet disciplined acquisitions with high inherent opportunity for the creation of additional value. We execute on this opportunity and realize value through the sale of these assets. In connection with this strategy, we focus on:

•
value-add investments in street retail properties, located in established and “next-generation” submarkets, with re-tenanting or repositioning opportunities,

•
opportunistic acquisitions of well-located real estate anchored by distressed retailers, and

•
other opportunistic acquisitions, which vary based on market conditions and may include high-yield acquisitions and purchases of distressed debt.

•
Some of these investments historically have also included, and may in the future include joint ventures with private equity investors for the purpose of making investments in operating retailers with significant embedded value in their real estate assets.

•
Maintain a strong and flexible balance sheet through conservative financial practices while ensuring access to sufficient capital to fund future growth.

All of the Company’s assets are held by, and all of its operations are conducted through, the Operating Partnership and entities in which the Operating Partnership owns an interest. As of September 30, 2023 and December 31, 2022, the Company controlled approximately 95% of the Operating Partnership as the sole general partner and is entitled to share, in proportion to its percentage interest, in the cash distributions and profits and losses of the Operating Partnership. The limited partners primarily represent entities or individuals that contributed their interests in certain properties or entities to the Operating Partnership in exchange for common or preferred units of limited partnership interest (“Common OP Units” or “Preferred OP Units”) and employees who have been awarded restricted Common OP Units (“LTIP Units”) as long-term incentive compensation. Limited partners holding Common OP and LTIP Units are generally entitled to exchange their units on a one-for-one basis for common shares. This structure is referred to as an umbrella partnership REIT or “UPREIT”.
Our executive offices are located at 411 Theodore Fremd Avenue, Suite 300, Rye, New York 10580 and our telephone number is (914) 288-8100.

RISK FACTORS
Investing in our securities involves risks and uncertainties that could affect us and our business, as well as the real estate industry generally. Before you invest in our securities, in addition to the other information in this prospectus and any applicable prospectus supplement, you should carefully consider the risk factors under the heading “Risk Factors” contained in Part I, Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2022, and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, respectively, which are incorporated by reference into this prospectus and any accompanying prospectus supplement, as the same may be updated from time to time by our future filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, new risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance. These risks could result in a decrease in the value of our securities and your investment therein.
CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING INFORMATION
This prospectus and the information incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, as such may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project,” or the negative thereof, or other variations thereon or comparable terminology.
Forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause our actual results and financial performance to be materially different from future results and financial performance expressed or implied by such forward-looking statements, including, but not limited to:
•
macroeconomic conditions, including due to geopolitical conditions and instability, which may lead to a disruption of or lack of access to the capital markets, disruptions and instability in the banking and financial services industries and rising inflation;

•
our success in implementing our business strategy and our ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments;

•
changes in general economic conditions or economic conditions in the markets in which we may, from time to time, compete, and their effect on our revenues, earnings and funding sources;

•
increases in our borrowing costs as a result of rising inflation, changes in interest rates and other factors, including the discontinuation of USD LIBOR, which was effected on June 30, 2023;

•
our ability to pay down, refinance, restructure or extend our indebtedness as it becomes due;

•
our investments in joint ventures and unconsolidated entities, including our lack of sole decision-making authority and our reliance on our joint venture partners’ financial condition;

•
our ability to obtain the financial results expected from our development and redevelopment projects;

•
our tenants’ ability and willingness to renew their leases with us upon expiration, our ability to re-lease our properties on the same or better terms in the event of nonrenewal or in the event we exercise our right to replace an existing tenant, and obligations we may incur in connection with the replacement of an existing tenant;

•
our potential liability for environmental matters;

•
damage to our properties from catastrophic weather and other natural events, and the physical effects of climate change;

•
the economic, political and social impact of, and uncertainty surrounding public health crises, such as the recent COVID-19 pandemic, which adversely affected the Company and its tenants’ business, financial condition, results of operations and liquidity;

•
uninsured losses;

•
our ability and willingness to maintain our qualification as a REIT in light of economic, market, legal, tax and other considerations;

•
information technology security breaches, including increased cybersecurity risks relating to the use of remote technology;

•
the loss of key executives;

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the accuracy of our methodologies and estimates regarding environmental, social and governance (“ESG”) metrics, goals and targets, tenant willingness and ability to collaborate towards reporting ESG metrics and meeting ESG goals and targets, and the impact of governmental regulation on our ESG efforts; and

•
the other risk factors set forth in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any other documents incorporated by reference into this prospectus or any prospectus supplement.

These risks and uncertainties should be considered in evaluating any forward-looking statements contained or incorporated by reference in this prospectus. We caution you that any forward-looking statement reflects only our belief at the time the statement is made. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee our future results, levels of activity, performance or achievements. Except as required by law, we undertake no obligation to update any of the forward-looking statements to reflect events or developments after the date of this prospectus.

USE OF PROCEEDS
Unless otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from our sale of the securities for general corporate purposes, which may include, among other things, repayment of our debt, purchasing notes, entering into loans, future acquisitions, directly (or indirectly through a joint venture) and through our Funds, and redevelopments of and capital improvements to our properties. Such decisions will depend upon numerous factors, including price, discount and other strategic considerations. Pending such usage, we expect to invest proceeds in short term instruments. Unless otherwise described in any applicable prospectus supplement, we will not receive proceeds from sales of our securities by selling securityholders, if any.

DESCRIPTION OF OUR COMMON SHARES
The following summary of the material terms and provisions of our common shares does not purport to be complete and is subject to the provisions of our declaration of trust, as amended, supplemented or restated (our “declaration of trust”) and our amended and restated bylaws (our “bylaws”), each of which is incorporated by reference into this prospectus. You should carefully read each of these documents in order to fully understand the terms and provisions of our common shares. For information on incorporation by reference, and how to obtain copies of these documents, see the section entitled “Where You Can Find More Information” on page 57 of this prospectus.
General
Under our declaration of trust, we may issue up to 200,000,000 shares of beneficial interest, which may consist of common shares, par value $0.001 per share (our “common shares”), or such other types or classes of securities of the Company as the trustees may create and authorize from time to time. All common shares offered hereby, when issued, will be duly authorized, fully paid and nonassessable. This means that once the full price for the shares has been paid at the time of issuance, any holder of such shares will not later be required to pay us any additional money for the same. As of October 31, 2023, 95,341,056 common shares were issued and outstanding, as were 2,855,574 Common OP Units, which are convertible into common shares on a one-for-one basis (subject to anti-dilution adjustments).
As of October 31, 2023, 188 Series A Preferred OP Units were issued and outstanding, which are convertible into Common OP Units at a conversion price of $7.50 per unit and are entitled to a preferred quarterly distribution of the greater of (i) $22.50 per Series A Preferred OP Unit (9% annually) or (ii) the quarterly distribution attributable to a Series A Preferred OP Unit if such unit were converted into a Common OP Unit.
As of October 31, 2023, 126,384 Series C Preferred OP Units were issued and outstanding. The Series C Preferred OP Units, which are convertible into Common OP Units at a rate based on our share price at the time of conversion and entitled to a preferred quarterly distribution of $0.9375 per unit. If our share price is below $28.80 on the conversion date, each Series C Preferred OP Unit will be convertible into 3.4722 Common OP Units. If our share price is between $28.80 and $35.20 on the conversion date, each Series C Preferred OP Unit will be convertible into a number of Common OP Units equal to $100.00 divided by the closing share price. If our share price is above $35.20 on the conversion date, each Series C Preferred OP Unit will be convertible into 2.8409 Common OP Units. The Series C Preferred OP Units have a mandatory conversion date of December 31, 2025, at which time all units that have not been converted will automatically be converted into Common OP Units based on the same calculations.
Other than the common shares, the Common OP Units (including LTIP Units), the Series A Preferred OP Units and the Series C Preferred OP Units, as of the date of this prospectus, we have no other securities outstanding.
Our common shares have equal dividend, liquidation and other rights, and have no preference or exchange rights, and generally have no appraisal rights. Holders of our common shares have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities.
Distributions
Holders of our common shares are entitled to receive distributions out of assets that we can legally use to pay distributions, when and if they are authorized by our board of trustees and declared by us, and to share ratably in our assets that are legally available for distribution to our shareholders in the event we are liquidated, dissolved or our affairs are wound up.
Voting Rights
Holders of common shares have the right to vote on all matters presented to our shareholders, including the election of trustees, except as otherwise provided by Maryland law. Maryland law and our declaration of trust prohibit us from merging with or consolidating into another entity where we are not the surviving entity, or selling all or substantially all of our assets, without the approval of the holders of not less than two-thirds of the outstanding shares that are entitled to vote on such matters. Holders of common shares are entitled to one vote per share on all matters upon which shareholders are entitled to vote.
There is no cumulative voting in the election of our trustees, which means that holders of more than 50% of the common shares voting for the election of trustees can elect all of the trustees if they choose to do so and the holders of the remaining shares cannot elect any trustees. See “Certain Provisions of Maryland Law and Our Declaration of Trust and Bylaws” beginning on page 25 of this prospectus.
Restrictions on Ownership and Transfer
To qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), we must satisfy certain ownership requirements that may limit the ownership and transferability of our common shares. Our declaration of trust contains provisions intended to assist us in satisfying these requirements. See “Restrictions on Ownership Transfers and Takeover Defense Provisions” beginning on page 22 of this prospectus.
Transfer Agent and Registrar
The transfer agent and registrar for our common shares is Equiniti Trust Company, LLC, which has an address at 40 Wall Street, New York, New York 10005.

DESCRIPTION OF OUR PREFERRED SHARES
The following summary of the material terms and provisions of our preferred shares does not purport to be complete and is subject to the detailed provisions of our declaration of trust (including any applicable articles supplementary, amendment or annex to our declaration of trust designating the terms of a class or series of preferred shares) and our bylaws, each of which is incorporated by reference into this prospectus. You should carefully read each of these documents in order to fully understand the terms and provisions of our preferred shares. For information on incorporation by reference, and how to obtain copies of these documents, see the section entitled “Where You Can Find More Information” on page 57 of this prospectus.
General
Subject to limitations prescribed by Maryland law and our declaration of trust, our board of trustees is authorized to classify one or more classes or series of preferred shares from time to time and, with respect to any such class or series, to fix the designations, numbers, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of redemption of such class or series. As of the date of this prospectus, we do not have any class or series of preferred shares outstanding.
Reference is made to any supplement to this prospectus relating to the preferred shares offered thereby for specific items, including:
•
the title and stated value of the preferred shares;

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the number of preferred shares offered, the liquidation preference per share and the offering price of the preferred shares;

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the dividend rate(s), period(s), and/or payment date(s) or method(s) of calculation thereof applicable to the preferred shares;

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the date from which dividends on the preferred shares will accumulate, if applicable;

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the provisions for a sinking fund, if any, for the preferred shares;

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the provisions for redemption, if applicable, of the preferred shares;

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any listing of the preferred shares on any securities exchange;

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the terms and conditions, if applicable, upon which the preferred shares will be convertible into common shares, including the conversion price (or manner of calculation thereof);

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a discussion of certain U.S. federal income tax considerations applicable to the preferred shares;

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the relative ranking and preferences of the preferred shares as to dividend rights and rights upon our liquidation, dissolution or winding-up of our affairs;

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any limitations on the issuance of any class or series of preferred shares ranking senior to or on a parity with the preferred shares as to dividend rights and rights upon our liquidation, dissolution or winding-up of our affairs;

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the voting rights of the preferred shares, if any;

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any limitations on direct or beneficial ownership of our securities and restrictions on transfer of our securities, in each case as may be appropriate to preserve our status as a REIT under the Code; and

•
any other specific terms, preferences, rights, limitations or restrictions of the preferred shares.

Rank
Unless otherwise specified in the applicable prospectus supplement, the preferred shares rank, with respect to dividend rights and rights upon our liquidation, dissolution or winding-up: (i) senior to all classes or series of our common shares, and to all equity securities ranking junior to the preferred shares; (ii) on a parity with all equity securities issued by us the terms of which specifically provide that such equity securities rank on a parity with the preferred shares; and (iii) junior to all equity securities issued by us the terms of which specifically provide that such equity securities rank senior to the preferred shares. As used in this prospectus, the term “equity securities” does not include convertible debt securities.
Distributions
Subject to any preferential rights of any outstanding securities or class or series of securities, the holders of preferred shares will be entitled to receive dividends, when, as and if authorized by our board of trustees and declared by us, out of legally available funds, and share pro rata the amount to be distributed to such class or series of preferred shares based on the number of preferred shares of the same class or series outstanding. Distributions will be made at such rates and on such dates as will be set forth in the applicable prospectus supplement.
Voting Rights
Unless otherwise indicated in the applicable prospectus supplement, holders of our preferred shares will not have any voting rights.
Liquidation Preference
Upon any voluntary or involuntary liquidation, dissolution or winding-up of our affairs, and before any distribution or payment will be made to the holders of any common shares or any other class or series of shares ranking junior to our preferred shares, the holders of our preferred shares will be entitled to receive, after payment or provision for payment of our debts and other liabilities, out of our assets legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference per share, if any, set forth in the applicable prospectus supplement, plus an amount equal to all dividends accrued and unpaid thereon (which will not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred shares will have no right or claim to any of our remaining assets. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding-up of our affairs, our legally available assets are insufficient to pay the amount of the liquidating distributions on all of our outstanding preferred shares and the corresponding amounts payable on all of our other outstanding equity securities ranking on parity with the preferred shares in the distribution of assets upon our liquidation, dissolution or winding-up of our affairs, then the holders of our preferred shares and the holders of such other outstanding equity securities ranking on parity with the preferred shares will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.
If liquidating distributions are made in full to all holders of our preferred shares, our remaining assets will be distributed among the holders of any other classes or series of equity securities ranking junior to the preferred shares in the distribution of assets upon our liquidation, dissolution or winding-up of our affairs, according to their respective rights and preferences and in each case according to their respective number of shares.
If we consolidate or merge with or into, or sell, lease or convey all or substantially all of our assets, property or business to, any corporation, trust or other entity, such transaction will not be deemed to constitute a liquidation, dissolution or winding-up of our affairs.
Conversion Rights
The terms and conditions, if any, upon which our preferred shares are convertible into common shares will be set forth in the applicable prospectus supplement. Such terms will include the number of common shares into which the preferred shares are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred shares or at our option, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such preferred shares.

Redemption
If so provided in the applicable prospectus supplement, our preferred shares will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.
Restrictions on Ownership and Transfer
For us to qualify as a REIT under the Code, not more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. To assist us in meeting this requirement, we may take certain actions to limit the beneficial ownership, directly or indirectly, by a single person of our outstanding equity securities, including any series of our preferred shares. The applicable prospectus supplement will specify any additional ownership limitation relating to the preferred shares being offered thereby. See “Restrictions on Ownership Transfers and Takeover Defense Provisions” beginning on page 22 of this prospectus.
Transfer Agent
The registrar and transfer agent for our preferred shares will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES
The following description contains general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the depositary shares so offered will be described in the prospectus supplement relating to such depository shares. For more information, please refer to the provisions of the deposit agreement we will enter into with a depositary to be selected, and our declaration of trust, including the form of articles supplementary for the applicable class or series of preferred shares. For information on incorporation by reference, and how to obtain copies of these documents, see the section entitled “Where You Can Find More Information” on page 57 of this prospectus.
General
We may, at our option, elect to offer depositary shares rather than full preferred shares. In the event such option is exercised, each of the depositary shares will represent ownership of and entitlement to all rights and preferences of a fraction of a preferred share of a specified class or series (including dividend, voting, redemption and liquidation rights). The applicable fraction will be specified in a prospectus supplement. The preferred shares represented by the depositary shares will be deposited with a depositary named in the applicable prospectus supplement, under a deposit agreement, among us, the depositary and the holders of the certificates evidencing depositary shares, or depositary receipts. Depositary receipts will be delivered to those persons purchasing depositary shares in the offering. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.
Dividends
The depositary will distribute all cash dividends or other cash distributions received in respect of the class or series of preferred shares represented by the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by such holders on the relevant record date, which will be the same date as the record date fixed by us for the applicable class or series of preferred shares. The depositary, however, will distribute only such amount as can be distributed without attributing to any depositary share a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.
In the event of a non-cash distribution, the depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, in proportion, as nearly as may be practicable, to the number of depositary shares owned by such holders on the relevant record date, unless the depositary determines (after consultation with us) that it is not feasible to make such distribution, in which case the depositary may (with our approval) adopt any other method for such distribution as it deems equitable and appropriate, including the sale of such property (at such place or places and upon such terms as it may deem equitable and appropriate) and distribution of the net proceeds from such sale to such holders.
Liquidation Preference
In the event of the liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of each depositary share will be entitled to the fraction of the liquidation preference accorded each share of the applicable class or series of preferred shares as set forth in the prospectus supplement.
Redemption
If the class or series of preferred shares represented by the applicable series of depositary shares is redeemable, such depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of preferred shares held by the depositary. Whenever we redeem any preferred shares held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the preferred shares so redeemed. The depositary will mail the notice of redemption promptly upon receipt of such notice from us and not less than 30 nor more than 60 days prior to the date fixed for redemption of the preferred shares and the depositary shares to the record holders of the depositary receipts.
After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares called for redemption will cease. However, the holders will have the right to receive any moneys payable upon redemption and any money or other property that the holders of such depositary receipts were entitled to at the time of redemption when they surrender their depositary receipts to the depositary.
Voting
Promptly upon receipt of notice of any meeting at which the holders of the class or series of preferred shares represented by the applicable class or series of depositary shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts as of the record date for such meeting. Each such record holder of depositary receipts will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of preferred shares represented by such record holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote such preferred shares represented by such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting any of the preferred shares to the extent that it does not receive specific instructions from the holders of depositary receipts.
Withdrawal of Preferred Shares
Upon surrender of depositary receipts at the principal office of the depositary, upon payment of any unpaid amount due the depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced thereby is entitled to delivery of the number of whole preferred shares and all money and other property, if any, represented by such depositary shares. Fractional preferred shares will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole preferred shares to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. Holders of preferred shares thus withdrawn will not thereafter be entitled to deposit such shares under the deposit agreement or to receive depositary receipts evidencing depositary shares therefor.
Amendment and Termination of Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders (other than any change in fees) of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. No such amendment may impair the right, subject to the terms of the deposit agreement, of any owner of any depositary shares to surrender the depositary receipt evidencing such depositary shares with instructions to the depositary to deliver the same to the holder of preferred shares and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.
The deposit agreement will be permitted to be terminated by us upon not less than 30 days prior written notice to the applicable depositary if (i) such termination is necessary to preserve our qualification as a REIT under the Code or (ii) a majority of each class or series of preferred shares affected by such termination consents to such termination, whereupon such depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional preferred shares as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by such depositary with respect to such depositary receipts. We will agree that if the deposit agreement is terminated to preserve our qualification as a REIT under the Code, then we will use our best efforts to list the preferred shares issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if (i) all outstanding depositary shares thereunder will have been redeemed, (ii) there has been a final distribution in respect of the related preferred shares in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred shares or (iii) each preferred share will have been converted into shares of the Company not so represented by depositary shares.
Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred shares and initial issuance of the depositary shares, and redemption of the preferred shares and all withdrawals of preferred shares by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and certain other charges as are provided in the deposit agreement to be for their accounts. In certain circumstances, the depositary may refuse to transfer depositary shares, may withhold dividends and distributions and sell the depositary shares evidenced by such depositary receipt if such charges are not paid.
Miscellaneous
The depositary will forward to the holders of depositary receipts all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of the preferred shares. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications received from us which are received by the depositary as the holder of preferred shares.
Neither we nor the depositary assumes any obligation or will be subject to any liability under the deposit agreement to holders of depositary receipts other than for its negligence or willful misconduct. Neither we nor the depositary will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of the Company and the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred shares unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, on information provided by holders of the depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties. In the event the depositary will receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and we, on the other hand, the depositary will be entitled to act on such claims, requests or instructions received from us.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal and must be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $150,000,000.
Restrictions on Ownership and Transfer
For us to qualify as a REIT under the Code, not more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. To assist us in meeting this requirement, we may take certain actions to limit the beneficial ownership, directly or indirectly, by a single person of our outstanding equity securities, including any depositary shares. The applicable prospectus supplement will specify any additional ownership limitation relating to the depositary shares being offered thereby. See “Restrictions on Ownership Transfers and Takeover Defense Provisions” beginning on page 22 of this prospectus.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of debt or equity securities described in this prospectus. Warrants may be issued independently or together with any offered securities and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement we will enter into with a warrant agent specified in the agreement. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
A prospectus supplement relating to any series of warrants being offered will include specific terms relating to the offering. They will include, where applicable:
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the title of the warrants;

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the aggregate number of warrants;

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the price or prices at which the warrants will be issued;

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the currencies in which the price or prices of the warrants may be payable;

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the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

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the designation and terms of the other offered securities, if any, with which the warrants are issued and the number of warrants issued with the security;

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if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

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the price or prices at which, and currency or currencies in which, the offered securities purchasable upon exercise of the warrants may be purchased;

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the date on which the right to exercise the warrants will commence and the date on which the right will expire;

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the minimum or maximum amount of the warrants which may be exercised at any one time;

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information with respect to book-entry procedures, if any;

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any listing of warrants on any securities exchange;

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if appropriate, a discussion of certain U.S. federal income tax considerations; and

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any other material term of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Restrictions on Ownership and Transfer
For us to qualify as a REIT under the Code, not more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. To assist us in meeting this requirement, we may take certain actions to limit the beneficial ownership, directly or indirectly, by a single person of our outstanding equity securities, including any equity securities that may be acquired upon exercise of the warrants.. The applicable prospectus supplement will specify any additional ownership limitation relating to the warrants offered thereby. See “Restrictions on Ownership Transfers and Takeover Defense Provisions” beginning on page 22 of this prospectus.

DESCRIPTION OF SUBSCRIPTION RIGHTS
The following is a general description of the terms of the subscription rights we may issue from time to time. Particular terms of any subscription rights we offer will be described in the prospectus supplement relating to such subscription rights.
We may issue subscription rights to purchase our common shares. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.
The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:
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the price, if any, for the subscription rights;

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the exercise price payable for each common share upon the exercise of the subscription rights;

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the number of subscription rights issued to each shareholder;

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the number and terms of the common shares which may be purchased per each subscription right;

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the extent to which the subscription rights are transferable;

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any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

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the date on which the right to exercise the subscription rights will commence, and the date on which the subscription rights will expire;

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the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

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if appropriate, a discussion of certain U.S. federal income tax considerations; and

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if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights.
Restrictions on Ownership and Transfer
For us to qualify as a REIT under the Code, not more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. To assist us in meeting this requirement, we may take certain actions to limit the beneficial ownership, directly or indirectly, by a single person of our outstanding equity securities, including any subscription rights to acquire our equity shares. The applicable prospectus supplement will specify any additional ownership limitation relating to the subscription rights being offered thereby. See “Restrictions on Ownership Transfers and Takeover Defense Provisions” beginning on page 22 of this prospectus.

DESCRIPTION OF SHARE PURCHASE UNITS OR CONTRACTS
We may issue share purchase units or contracts. These may include contracts obligating holders to purchase from us and us to sell to the holders, a specified number of common shares, preferred shares or depositary shares at a future date or dates. Alternatively, the share purchase units or contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of common shares, preferred shares or depositary shares. The consideration per common share, preferred share, or depositary share may be fixed at the time the share purchase units or contracts are issued or may be determined by a specific reference to a formula set forth in the share purchase units or contracts. The share purchase units or contracts may provide for settlement by delivery by us or on our behalf of shares of the underlying security, or they may provide for settlement by reference or linkage to the value, performance or trading price of the underlying security. The share purchase units or contracts may be issued separately or as part of share purchase units consisting of a share purchase contract and debt securities, preferred shares or debt obligations of third parties, including U.S. treasury securities, other stock purchase contracts or common shares, or other securities or property, securing the holders’ obligations to purchase or sell, as the case may be, the common shares, preferred shares, depository shares or other security or property under the share purchase units or contracts. The share purchase units or contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and such payments may be unsecured or prefunded on some basis and may be paid on a current or on a deferred basis. The share purchase units or contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of the underlying security or other property pursuant to the share purchase units or contracts.
The securities related to the share purchase units or contracts may be pledged to a collateral agent for our benefit pursuant to a pledge agreement to secure the obligations of holders of share purchase units or contracts to purchase the underlying security or property under the related share purchase units or contracts. The rights of holders of share purchase units or contracts to the related pledged securities will be subject to our security interest therein created by the pledge agreement. No holder of share purchase units or contracts will be permitted to withdraw the pledged securities related to such share purchase units or contracts from the pledge arrangement.
Restrictions on Ownership and Transfer
For us to qualify as a REIT under the Code, not more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. To assist us in meeting this requirement, we may take certain actions to limit the beneficial ownership, directly or indirectly, by a single person of our outstanding equity securities, including any units or contracts. The applicable prospectus supplement will specify any additional ownership limitation relating to the units or contracts being offered thereby. See “Restrictions on Ownership Transfers and Takeover Defense Provisions” beginning on page 22 of this prospectus.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more common shares, preferred shares, debt securities, subscription rights, depositary shares, warrants or any combination of such securities.
The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:
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the terms of the units and of any of the common shares, preferred shares, debt securities, warrants, subscription rights or depositary shares comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

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a description of the terms of any unit agreement governing the units;

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if appropriate, a discussion of certain U.S. federal income tax considerations; and

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a description of the provisions for the payment, settlement, transfer or exchange of the units.

Restrictions on Ownership and Transfer
For us to qualify as a REIT under the Code, not more than 50% in value of our outstanding capital shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. To assist us in meeting this requirement, we may take certain actions to limit the beneficial ownership, directly or indirectly, by a single person of our outstanding equity securities, including any units. The applicable prospectus supplement will specify any additional ownership limitation relating to the units being offered thereby. See “Restrictions on Ownership Transfers and Takeover Defense Provisions” beginning on page 22 of this prospectus.

DESCRIPTION OF OUR DEBT SECURITIES
We may issue debt securities from time to time, in one or more series under a base indenture dated as of December 11, 2006, which will be amended and supplemented by a supplemental indenture that defines the form and terms of each series of debt securities that may be issued, offered and sold hereunder. The base indenture is filed as an exhibit to the registration statement of which this prospectus is a part, and any supplemental indenture will be filed as an exhibit to a document incorporated by reference herein, in connection with the issuance of any new series of debt securities offered and sold hereunder. We refer to the base indenture, as amended and supplemented by each supplemental indenture applicable to a series of debt securities issued thereunder and offered hereby, as an “indenture”.
While the following section describes certain of the material terms and conditions of debt securities we may issue, we urge you to read the base indenture and relevant supplemental indenture we will enter into in connection with specific debt issuances because these documents, and not the summary below, will define your rights as a holder of debt securities.
General
The debt securities will be our direct obligations and may be either senior debt securities or subordinated debt securities. The debt securities may be secured or unsecured. The indenture will not limit the principal amount of debt securities that we may issue. We may issue debt securities in one or more series. The indenture will set forth the specific terms of each series of debt securities. The material terms of each series of debt securities will also be described in the applicable prospectus supplement. Each prospectus supplement and indenture incorporated by reference therein will describe:
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the title of the debt securities and whether the debt securities are senior or subordinated debt securities;

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whether or not the debt securities are secured, and if secured, a description of the collateral securing that series of debt securities;

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any limit upon the aggregate principal amount of a series of debt securities that we may issue;

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the aggregate principal amount of our debt securities being offered and the aggregate principal amount of our debt securities that are then currently outstanding;

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the date or dates on which principal of the debt securities will be payable and the amount of principal that will be payable;

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the date or dates, or the method for determining such date or dates, on which the principal of such debt securities will be payable;

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the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, the basis upon which such interest rate will be calculated, if applicable, as well as the dates from which interest will accrue, the dates on which interest will be payable, the persons to whom interest will be payable (if other than the registered holders on the record date) and the record date for the interest payable on any payment date;

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the currency or currencies in which principal, premium, if any, and interest, if any, will be paid;

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the place or places where principal, premium, if any, and interest, if any, on the debt securities will be payable and where debt securities that are in registered form can be presented for registration of transfer or exchange;

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where notices or demands to or upon us in respect of the debt securities and the applicable indenture may be served;

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a discussion of certain U.S. federal income tax considerations applicable to the ownership and disposition of the debt securities;

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any provisions regarding our right to prepay debt securities or of holders to require us to prepay debt securities;

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the right, if any, of holders of the debt securities to convert them into common shares, preferred shares or other securities, the terms upon which such conversion may occur, and any provisions intended to prevent dilution of the conversion rights and any provisions limiting the exercise rights of the holders;

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any provisions requiring or permitting us to make payments to a sinking fund that will be used to redeem debt securities or a purchase fund that will be used to purchase debt securities, and the times and prices at which we must redeem, repay or repurchase such securities as a result of such obligation;

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the times, prices and other terms and conditions upon which we may redeem the debt securities;

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any index or formula used to determine the required payments of principal, premium, if any, or interest, if any;

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the percentage of the principal amount of the debt securities which is payable if maturity of the debt securities is accelerated because of a default;

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any additional or modified events of default or covenants with respect to the debt securities;

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whether we will be restricted from incurring any additional indebtedness or any other covenants with respect to a particular series of debt securities;

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whether the debt securities will be guaranteed and, if so, on what terms;

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the trustee, authenticating or paying agent, transfer agent or registrar; and

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any other material terms of the debt securities.

The indenture may contain restrictions on our ability to repurchase our securities or financial covenants.
We may issue debt securities at a discount from their stated principal amount or original issue discount. A prospectus supplement may state whether any such discount exists and may describe certain U.S. federal income tax considerations and other special considerations applicable to a debt security issued with an original issue discount.
If the principal, premium, if any, or interest with regard to any series of debt securities is payable in a foreign currency, we will describe in the prospectus supplement relating to those debt securities any restrictions on currency conversions, certain U.S. federal income tax considerations or other material restrictions with respect to that issue of debt securities.
Form of Debt Securities
We may issue debt securities in certificated or uncertificated form, in registered form with or without coupons or in bearer form with coupons, if applicable. We may issue debt securities of a series in the form of one or more global certificates evidencing all or a portion of the aggregate principal amount of the debt securities of that series. We may deposit the global certificates with depositaries, and the certificates may be subject to restrictions upon transfer or upon exchange for debt securities in individually certificated form.
Events of Default and Remedies
An event of default with respect to each series of debt securities will include:
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our default in the payment of the principal of or premium, if any, on any debt securities of such series at their maturity;

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our default in the payment of any interest due and payable on such series of debt securities and continuance of such default for the period of time set forth in the indenture;

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our default in making any sinking fund payment as required for any debt security of such series;

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our default for the period of time set forth in the indenture after notice by the trustee or the holders of the percentage set forth in the indenture in principal amount of the outstanding debt securities of that series in the observance or performance of any other covenants in the indenture;

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our default on certain of our borrowings in an aggregate principal amount in excess of the amount set forth in the indenture causing the acceleration of that indebtedness; and

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certain events involving our or our significant subsidiaries’ bankruptcy, insolvency or reorganization.

The indenture relating to particular series of debt securities may include other events of default with respect to any such series.
The indenture may provide that the trustee may withhold notice to the holders of any series of debt securities of any default (except a default in payment of principal, premium, if any, or interest) if the trustee considers it to be in the interest of the holders of the series to do so.
The indenture may provide that if any event of default has occurred and is continuing, the trustee or the holders of not less than the percentage set forth in the indenture in principal amount of a series of debt securities then outstanding may declare the principal of and accrued interest, if any, on that series of debt securities to be due and payable immediately. However, if we cure all events of default (except the failure to pay principal, premium or interest that became due solely because of the acceleration) and certain other conditions are met, the holders of a majority in principal amount of the applicable series of debt securities may rescind and annul such declaration.
The holders of a majority of the outstanding principal amount of a series of debt securities may have the right to direct the time, method and place of conducting proceedings for any remedy available to the trustee, subject to certain limitations specified in the indenture.
The applicable prospectus supplement and the indenture incorporated by reference therein will describe any additional or modified events of default which apply to any series of debt securities.
Modification of the Indenture
We and the trustee may:
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without the consent of holders of the outstanding debt securities, modify the indenture to cure errors or clarify ambiguities, add to our covenants and the events of default for the benefit of any particular series of debt securities; and

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with the consent of the holders of not less than a majority in principal amount of a particular series of debt securities that are outstanding under the indenture, modify the indenture or the rights of the holders of such series of debt securities.

However, without the consent of the holder of each outstanding debt security affected thereby, we may not:
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change the stated maturity of, the principal of, premium, if any, or installment of interest of any debt securities, reduce the rate or extend the time for payment of interest, if any, on any debt securities, reduce the principal amount of any debt securities or the premium, if any, on any debt securities, impair the right of a holder to institute suit for the payment of principal, premium, if any, or interest, if any, with regard to any debt securities on or after the stated maturity or change the currency in which any debt securities are payable; or

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reduce the percentage of principal amount of debt securities the holders of which are required to consent to an amendment, supplement or waiver with respect to such series.

Governing Law
The indenture, any supplemental indenture and the debt securities issued thereunder will be governed by, and construed in accordance with, the laws of the State of New York.

GLOBAL SECURITIES
We may issue some or all of our securities of any class or series as global securities. We will register each global security in the name of a depositary identified in the applicable prospectus supplement. The global securities will be deposited with a depositary or nominee or custodian for the depositary and will bear a legend regarding restrictions on exchanges and registration of transfer as discussed below and any other matters to be provided pursuant to the indenture.
As long as the depositary or its nominee is the registered holder of a global security, that person will be considered the sole owner and holder of the global security and the securities represented by it for all purposes under the securities and the indenture. Except in limited circumstances, owners of a beneficial interest in a global security:
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will not be entitled to have the global security or any securities represented by it registered in their names;

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will not receive or be entitled to receive physical delivery of certificated securities in exchange for the global security; and

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will not be considered to be the owners or holders of the global security or any securities represented by it for any purposes under the securities or the indenture.

We will make all payments of principal and any premium and interest on a global security to the depositary or its nominee as the holder of the global security. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.
Ownership of beneficial interests in a global security will be limited to institutions having accounts with the depositary or its nominee, called “participants” for purposes of this discussion, and to persons that hold beneficial interests through participants. When a global security is issued, the depositary will credit on its book-entry, registration and transfer system the principal amounts of securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by:
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the depositary, with respect to participants’ interests; or

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any participant, with respect to interests of persons held by the participants on their behalf.

Payments by participants to owners of beneficial interests held through the participants will be the responsibility of the participants. The depositary may from time to time adopt various policies and procedures governing payments, transfers, exchanges and other matters relating to beneficial interests in a global security. None of the following will have any responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests:
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us or our affiliates;

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the trustee under any indenture; or

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any agent of any of the above.

RESTRICTIONS ON OWNERSHIP TRANSFERS AND TAKEOVER DEFENSE PROVISIONS
This summary does not purport to be complete and is qualified in its entirety by reference to our declaration of trust and bylaws, the Code and Maryland law. See “Where You Can Find More Information” on page 57 of this prospectus.
Declaration of Trust
Restrictions on Ownership and Transfer of Our Shares.   To qualify as a REIT under the Code, we must satisfy certain ownership requirements. Specifically, not more than 50% in value of our outstanding common shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, and the common shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year.
In order to ensure that we continue to qualify as a REIT under the Code, our declaration of trust contains provisions intended to assist us in satisfying the requirements described above. In regard to the ownership requirements, the declaration of trust prohibits any person from owning, directly or indirectly, by virtue of (i) the attribution rules of the Code or (ii) being a beneficial owner as defined in Rule 13d-3 promulgated under the Exchange Act, more than 9.8% in value or number of the issued and outstanding shares of any class or series of our shares of beneficial interest, subject to certain exceptions. The trustees may waive this limitation if such ownership will not jeopardize our status as a REIT. As a condition of such waiver, the trustees may require opinions of counsel satisfactory to them and/or an undertaking from the applicant with respect to preserving our REIT status under the Code.
Our declaration of trust also provides that any purported transfer or issuance of any class or series of our shares of beneficial interest or our securities convertible into such shares that would (i) violate the 9.8% limitation described above, (ii) result in shares being owned by fewer than 100 persons for purposes of the REIT provisions of the Code, (iii) result in our being “closely held” within the meaning of Section 856(h) of the Code, or (iv) otherwise jeopardize our REIT status under the Code will be null and void and the proposed transferee will not acquire any rights in the shares, and will be deemed to have never had an interest therein.
Moreover, shares of beneficial interest transferred, or proposed to be transferred, in contravention of the 9.8% limitation described above or in a manner that would otherwise jeopardize our status as a REIT will be subject to purchase by us at a price equal to the fair market value of such shares (determined in accordance with the rules set forth in our declaration of trust). From and after the date fixed for purchase, and so long as payment of the purchase price for the shares to be redeemed shall have been made or duly provided for, the holder of any shares in violation of the 9.8% limitation described above so called for purchase shall cease to be entitled to dividends, distributions, voting rights and other benefits with respect to such shares, excepting only the right to payment of the purchase price. Any dividend or distribution paid to a proposed transferee on such shares prior to the discovery by the Company that such shares have been transferred in violation of the limitations described above shall be repaid to us upon demand.
Any certificates evidencing the common shares bear a legend referring to the restrictions described above or, in lieu of such legend, a statement that we will furnish a full statement about certain restrictions on ownership and transfer of shares to a shareholder on request and without charge.
The ownership limitations described above could have the effect of delaying, deferring or preventing a takeover or other transaction in which holders of some, or a majority, of common shares might receive a premium for their shares over the then prevailing market price or which such holders might believe to be otherwise in their best interests.
Maryland Law
Control Share Acquisitions.   The Maryland General Corporation Law (“MGCL”), as applicable to Maryland REITs, provides that a holder of “control shares” of a Maryland REIT acquired in a “control share acquisition” has no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of beneficial interest owned by the acquiror, by officers or by trustees who are employees of the REIT. “Control shares” are voting shares of beneficial interest which, if aggregated with all other such shares of beneficial interest previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power: (i) one-tenth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses of the meeting), may compel the board of trustees of the REIT to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the REIT may itself present the question at any shareholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the REIT may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or, if a meeting of shareholders is held at which the voting rights of such shares are considered and not approved, as of the date of such meeting. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.
The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the REIT is a party to the transaction or (b) to acquisitions approved or exempted by the declaration of trust or bylaws of the REIT.
Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our Company’s shares of beneficial interest. There can be no assurance that this provision will not be amended or eliminated at any time in the future, and may be amended or eliminated with retroactive effect.
Business Combinations.   Under the MGCL, as applicable to Maryland REITs, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland REIT and any person who beneficially owns ten percent or more of the voting power of the REIT’s outstanding voting shares of beneficial interest or an affiliate or associate of the REIT who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then-outstanding voting shares of beneficial interest of the REIT (an “Interested Shareholder”) or an affiliate thereof are prohibited for five years after the most recent date on which the Interested Shareholder becomes an Interested Shareholder. Thereafter, any such business combination must generally be recommended by the board of trustees of such REIT and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of beneficial interest of the REIT and (b) two-thirds of the votes entitled to be cast by holders of voting shares of the REIT other than shares held by the Interested Shareholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the REIT’s common shareholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Shareholder for its shares.
These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of trustees of the REIT prior to the time that the Interested Shareholder becomes an Interested Shareholder. A person is not an Interested Shareholder under the statute if the board of trustees approved in advance the transaction by which he otherwise would have become an Interested Shareholder. The board of trustees may provide that its approval is subject to compliance with any terms and conditions determined by the board.

We have not elected to opt-out of the business combination statute. The business combination statute may have the effect of inhibiting a third party from making an acquisition proposal for us or of delaying, deferring or preventing a change of control of us under circumstances that otherwise could provide our shareholders with the opportunity to realize a premium over the then-current market price or that our shareholders may otherwise believe is in their best interests.
Subtitle 8.   Subtitle 8 of Title 3 of the MGCL permits a Maryland REIT with a class of equity securities registered under the Exchange Act and at least three independent trustees to elect to be subject, by provision in its declaration of trust or bylaws or a resolution of its board of trustees and notwithstanding any contrary provision in the declaration of trust or bylaws, to any or all of five provisions of the MGCL, which provide for:
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a classified board;

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a two-thirds vote requirement for removing a trustee;

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a requirement that the number of trustees be fixed only by vote of the trustees;

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a requirement that a vacancy on the board be filled only by the remaining trustees and for the remainder of the full term of the class of trustees in which the vacancy occurred; and

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a majority requirement for the calling of a special meeting of shareholders.

Through provisions in our declaration of trust and bylaws unrelated to Subtitle 8, we already (a) require the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of trustees to remove a trustee from our board of trustees, (b) vest in our board of trustees the exclusive power to fix the number of trustees, (c) vest in our board of trustees the exclusive power to fill vacancies and (d) require, unless called by our chairman of our board of trustees, our chief executive officer, our president or our board of trustees, the written request of shareholders entitled to cast not less than 40% of all the votes entitled to be cast at such a meeting to call a special meeting. We have opted out of the provision of Subtitle 8 that would have permitted our board of trustees, without shareholder approval, to elect to classify our board of trustees into three classes with staggered three-year terms (also referred to as a classified board), and we are prohibited from electing to be subject to such provision of the MGCL unless such election is first approved by our shareholders by the affirmative vote of a majority of the votes cast on the matter by shareholders entitled to vote generally in the election of trustees.

CERTAIN PROVISIONS OF MARYLAND LAW AND OUR DECLARATION
OF TRUST AND BYLAWS
This summary does not purport to be complete and is qualified in its entirety by reference to our declaration of trust and bylaws. See “Where You Can Find More Information” on page 57 of this prospectus.
Number of Trustees; Election of Trustees, Removal of Trustees, the Filling of Vacancies.   Our declaration of trust provides that the board of trustees will consist of not less than two nor more than fifteen persons, and that the number of trustees will be set by the trustees then in office. Our board of trustees currently consists of nine trustees, each of whom serves until the next annual meeting of shareholders and until his or her successor is duly elected and qualifies. Each trustee will be elected by the vote of the majority of the votes cast by the holders of common shares at a meeting duly called at which a quorum is present; provided that if the number of nominees exceeds the number of trustees to be elected, the trustees will be elected by a plurality of the votes cast by the holders of common shares at a meeting duly called at which a quorum is established. A majority of the votes cast means that the number of shares voted “for” a nominee must exceed 50% of the sum of the votes cast “for” plus the votes cast “against” or “withheld” with respect to that nominee. If a nominee that is already serving as a trustee is not elected, such trustee shall offer to tender his or her resignation to the board of trustees. The nominating and corporate governance committee will make a recommendation to the board of trustees on whether to accept or reject the resignation, or whether other action should be taken.
Our declaration of trust provides that the shareholders may, at any time, remove any trustee, with or without cause, by the affirmative vote of not less than two-thirds of all the votes entitled to be cast generally in the election of trustees. Any vacancy (including a vacancy created by an increase in the number of trustees) may be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the trustees remaining in office, even if the remaining trustees do not constitute a quorum. Any trustee elected to fill a vacancy will serve for the remainder of the full term of the trusteeship in which the vacancy occurred and until his or her successor is duly elected and qualifies.
Limitation of Liability and Indemnification of Trustees and Officers.   Our declaration of trust authorizes and our bylaws obligate us, to the maximum extent permitted under Maryland law, to indemnify our trustees and officers in their capacity as such. Section 8-301(15) of the Maryland REIT Law (the “MRL”) permits a Maryland REIT to indemnify or advance expenses to trustees and officers to the same extent as is permitted for directors and officers of a Maryland corporation under the MGCL. The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our declaration of trust does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to or in which they may be made, or threatened to be made, a party or witness by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless, in either case, a court orders indemnification, and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (y) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (z) a written undertaking by such director or officer or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.
Our declaration of trust authorizes us, and our bylaws require us, to the maximum extent permitted by Maryland law, to indemnify (i) any present or former trustee or officer or (ii) any individual who, while serving as our trustee or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner, member, manager or trustee, from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity or capacities, and to pay or reimburse his or her reasonable expenses in advance of final disposition of such a proceeding.
Our bylaws also permit us, subject to the approval of our board of trustees, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our Company or a predecessor of our Company.
In addition to the above, we have purchased and maintain insurance on behalf of all of our trustees and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.
Advance Notice of Trustee Nominations and New Business.   Our bylaws provide that (a) with respect to an annual meeting of shareholders, nominations of individuals for election to our board of trustees and the proposal of other business to be considered by shareholders may be made only (i) pursuant to our Company’s notice of the meeting, (ii) by or at the direction of the board of trustees or (iii) by a shareholder who is a shareholder of record both at the time of giving of notice by the shareholder and at the time of the meeting, who is entitled to vote at the meeting in the election of the individual so nominated or such other business and has complied with the advance notice procedures set forth in the bylaws and (b) with respect to special meetings of shareholders, only the business specified in our Company’s notice of meeting may be brought before the meeting of shareholders and nominations of individuals for election to the board of trustees may be made only (i) by or at the direction of the board of trustees or (ii) provided that the meeting has been called for the purpose of electing trustees, by a shareholder who is a shareholder of record both at the time of giving of notice by the shareholder and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and has complied with the advance notice provisions set forth in the bylaws.
Amendments to our Declaration of Trust and Bylaws.   In general, the declaration of trust may be amended by the affirmative vote of the holders of not less than a majority of the common shares then outstanding and entitled to vote thereon. However, amendments with respect to certain provisions relating to the ownership requirements, reorganizations and certain mergers or consolidations or the sale of substantially all of our assets, require the affirmative vote of the holders of not less than two-thirds of the common shares then outstanding and entitled to vote thereon. Our trustees, by a two-thirds vote, may amend the provisions of the declaration of trust from time to time to effect any change deemed necessary by our trustees to allow us to qualify and continue to qualify as a REIT. Our bylaws provide that our board of trustees has the power to adopt, alter or repeal any provision of our bylaws and to make new bylaws. In addition, shareholders may alter or repeal any provision of the bylaws and adopt new bylaws with the approval of a majority of all votes entitled to be cast on the matter.
Termination of Operations or our REIT Status.   The declaration of trust permits the termination and the discontinuation of our operations by the affirmative vote of the holders of not less than two-thirds of the outstanding shares entitled to vote at a meeting of shareholders called for that purpose. In addition, the declaration of trust permits the trustees to terminate our REIT status at any time without a vote of shareholders.
Anti-Takeover Effect of Certain Provisions of the Declaration of Trust.   The limitation on ownership and transfer of shares of beneficial interest set forth in our declaration of trust could have the effect of discouraging offers to acquire us or of hampering the consummation of a contemplated acquisition. See “Restrictions on Ownership Transfers and Takeover Defense Provisions” beginning on page 22 of this prospectus. Similarly, the board of trustees, without shareholder approval, could authorize the Company to issue additional classes or series of common shares or other shares of beneficial interest. Any such shares could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of the Company, even if such transaction or change of control involved a premium price for the shareholders of the Company or shareholders believe that such transaction or change of control may be in their best interests.
Forum Selection Clause.   Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of any duty owed by us or by any of our trustees or officers or other employees to us or to our shareholders, (c) any action asserting a claim against us or any of our trustees or officers or other employees arising pursuant to any provision of the MRL, the MGCL or our declaration of trust or bylaws or (d) any action asserting a claim against us or any of our trustees or officers or other employees that is governed by the internal affairs doctrine shall be, in each case, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion describes certain of the material U.S. federal income tax considerations relating to our taxation as a REIT under the Code, and the ownership and disposition of our common shares.
If we offer one or more additional series of common shares or preferred shares, debt securities, depositary shares, warrants to purchase debt or equity securities, subscription rights to purchase our common shares or units consisting of one or more common shares, debt securities, subscription rights, depositary shares, warrants or any combination of the foregoing securities, the prospectus supplement would include information about certain of the material U.S. federal income tax consequences to holders of any of the offered securities.
Because this summary is only intended to address certain of the material U.S. federal income tax considerations relating to the ownership and disposition of our common shares, it may not contain all of the information that may be important to you. As you review this discussion, you should keep in mind that:
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the tax consequences to you may vary depending on your particular tax situation;

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you may be a person that is subject to special tax treatment or special rules under the Code (e.g., regulated investment companies, insurance companies, tax-exempt entities, financial institutions or broker-dealers, expatriates, persons subject to the alternative minimum tax and partnerships, trusts, estates or other pass through entities) that the discussion below does not address;

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the discussion below does not address any state, local or non-U.S. tax considerations, or any tax considerations arising under any U.S. federal tax laws other than U.S. federal income tax laws; and

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the discussion below deals only with shareholders that hold our common shares as a “capital asset,” within the meaning of section 1221 of the Code. We urge you to consult with your own tax advisors regarding the specific tax consequences to you of acquiring, owning and selling our common shares, including the federal, state, local and foreign tax consequences of acquiring, owning and selling our common shares in your particular circumstances and potential changes in applicable laws.

The information contained in this section is based on the Code, final, temporary and proposed income tax regulations promulgated thereunder (“Treasury Regulations”), the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service (the “IRS”) (including in private letter rulings and other non-binding guidance issued by the IRS), as well as court decisions, all as of the date hereof. No assurance can be given that future legislation, Treasury Regulations, administrative interpretations and court decisions will not significantly change current law or adversely affect existing interpretations of current law, or that any such change would not apply retroactively to transactions or events preceding the date of the change. We have not obtained, and do not intend to obtain, any rulings from the IRS concerning the U.S. federal income tax treatment of the matters discussed below. Furthermore, neither the IRS nor any court is bound by any of the statements set forth herein and no assurance can be given that the IRS will not assert any position contrary to statements set forth herein or that a court will not sustain such position.
Taxation of Acadia Realty Trust as a REIT
Seyfarth Shaw LLP, which has acted as our tax counsel, has reviewed the following discussion and is of the opinion that it fairly summarizes certain U.S. federal income tax considerations relevant to our status as a REIT under the Code and to investors in our common shares. The following summary of certain U.S. federal income tax considerations is based on current law, is for general information only, and is not intended to be (and is not) tax advice.
It is the opinion of Seyfarth Shaw LLP that we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, commencing with our taxable year ended December 31, 2001, the Company qualified to be taxed as a REIT pursuant to sections 856 through 860 of the Code, and that our current and proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. We must emphasize that this opinion of Seyfarth Shaw LLP is based on various assumptions, certain representations and statements made by us as to factual matters and is conditioned upon such assumptions, representations and statements being accurate and complete. Seyfarth Shaw LLP is not aware of any facts or circumstances that are not consistent with these representations, assumptions and statements. Potential purchasers of our common shares should be aware, however, that opinions of counsel are not binding upon the IRS or any court. In general, our qualification and taxation as a REIT depends upon our ability to satisfy, through actual operating results, distribution, diversity of share ownership, and other requirements imposed under the Code, none of which has been, or will be, reviewed by Seyfarth Shaw LLP. Accordingly, while we intend to continue to qualify to be taxed as a REIT under the Code no assurance can be given that the actual results of our operations for any particular taxable year has satisfied, or will satisfy, the requirements for REIT qualification.
Commencing with our taxable year ended December 31, 1993, we elected to be taxed as a REIT under the Code. We believe that commencing with our taxable year ended December 31, 1993, we have been organized and have operated in such a manner so as to qualify as a REIT under the Code, and we intend to continue to operate in such a manner. However, we cannot assure you that we will, in fact, continue to operate in such a manner or continue to so qualify as a REIT under the Code.
If we qualify for taxation as a REIT under the Code, we generally will not be subject to a corporate-level tax on our net income that we distribute currently to our shareholders. This treatment substantially eliminates the “double taxation” (i.e., a corporate-level tax and shareholder-level tax) that generally results from investment in a regular subchapter C corporation. However, we will be subject to U.S. federal income tax as follows:
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First, we would be taxed at regular corporate rates on any of our undistributed REIT taxable income, including our undistributed net capital gains (although, to the extent so designated by us, shareholders would receive an offsetting credit against their own U.S. federal income tax liability for U.S. federal income taxes paid by us with respect to any such gains).

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Second, if we have (a) net income from the sale or other disposition of “foreclosure property,” which is, in general, property acquired on foreclosure or otherwise on default on a loan secured by such real property or a lease of such property, which is held primarily for sale to customers in the ordinary course of business or (b) other nonqualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on such income. To the extent that income from foreclosure property is otherwise qualifying income for purposes of the 75% gross income test, this tax is not applicable.

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Third, if we have net income from prohibited transactions such income will be subject to a 100% tax. Prohibited transactions are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property.

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Fourth, if we should fail to satisfy the annual 75% gross income test or 95% gross income test (as discussed below), but nonetheless maintain our qualification as a REIT under the Code because certain other requirements have been met, we will have to pay a 100% tax on an amount equal to (a) the gross income attributable to the greater of (i) 75% of our gross income over the amount of gross income that is qualifying income for purposes of the 75% test, and (ii) 95% of our gross income over the amount of gross income that is qualifying income for purposes of the 95% test, multiplied by (b) a fraction intended to reflect our profitability.

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Fifth, if we should fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income required to be distributed from prior years, we would be subject to a 4% excise tax on the excess of such required distribution over the amount actually distributed by us.

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Sixth, if we were to acquire an asset from a corporation that is or has been a subchapter C corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the subchapter C corporation, and we subsequently recognize gain on the disposition of the asset within the five-year period beginning on the day that we acquired the asset, then we will have to pay tax on the built-in gain at the highest regular corporate rate. The results described in this paragraph assume that no election will be made under Treasury Regulations

Section 1.337(d)-7 for the subchapter C corporation to be subject to an immediate tax when the asset is acquired. Under applicable Treasury Regulations, any gain from the sale of property we acquired in an exchange under Section 1031 (a like-kind exchange) or Section 1033 (an involuntary conversion) of the Code generally is excluded from the application of this built-in gains tax.
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Seventh, we could be subject to a 100% tax on income that we receive from certain transactions with one of our taxable REIT subsidiaries, (each, a “TRS”), or on certain expenses deducted by one of our TRSs, if the economic arrangement between us, the TRS and the tenants at our properties are not comparable to similar arrangements that are conducted on an arm’s-length basis among unrelated parties. Such transactions will include those pursuant to which a TRS of ours provides services to us, if such transaction is determined to have not been conducted on an arm’s-length basis.

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Eighth, if we fail to satisfy a REIT asset test, as described below, during our taxable year (other than a de minimis failure of the 5% or 10% asset tests) due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification under the Code because of specified cure provisions, we will generally be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail this test.

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Ninth, if we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income tests or a violation of the asset tests described below) and the violation is due to reasonable cause, and not due to willful neglect, we may retain our REIT qualification but will be required to pay a penalty of $50,000 for each such failure.

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Tenth, if we fail to comply with the requirement to send annual letters to our shareholders holding at least a certain percentage of our stock, as determined by Treasury Regulations, requesting information regarding the actual ownership of our stock, and the failure is not due to reasonable cause or due to willful neglect, we will be subject to a $25,000 penalty, or if the failure is intentional, a $50,000 penalty.

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Eleventh, we may elect to retain and pay income tax on our net capital gain. In that case, a shareholder would include its proportionate share of our undistributed capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the tax basis of the stockholder in our capital stock.

Finally, the earnings of our lower-tier entities that are subchapter C corporations, including TRSs but excluding our QRSs (as defined below), are subject to federal corporate income tax.
In addition, we may be subject to a variety of taxes, including payroll taxes and state, local and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.
Requirements for REIT Qualification-In General
To qualify as a REIT under the Code, we must elect to be treated as a REIT and must satisfy the annual gross income tests, the quarterly asset tests, distribution requirements, diversity of share ownership and other requirements imposed under the Code. In general, the Code defines a REIT as a corporation, trust or association:
(1)
that is managed by one or more trustees or directors;

(2)
the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)
that would otherwise be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;

(4)
that is neither a financial institution nor an insurance company to which certain provisions of the Code apply;

(5)
the beneficial ownership of which is held by 100 or more persons;

(6)
during the last half of each taxable year, not more than 50% in value of the outstanding stock of which is owned, directly or constructively, by five or fewer individuals, as defined in the Code to include certain entities;

(7)
that makes an election to be taxable as a REIT, or has made this election for a previous taxable year, which has not been revoked or terminated, and satisfied all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

(8)
that uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the Code and Treasury Regulations; and

(9)
that meets certain other tests, described below, regarding the nature of its income and assets.

The Code provides that the requirements (1)-(4), (8) and (9) above must be met during the entire taxable year and that requirements (5) and (6) above do not apply to the first taxable year for which a REIT election is made and, thereafter, requirement (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. For purposes of requirement (6) above, generally (although subject to certain exceptions that should not apply with respect to us), any stock held by a trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code is treated as not held by the trust itself but directly by the trust beneficiaries in proportion to their actuarial interests in the trust.
We believe that we have satisfied the requirements above for REIT qualification. In addition, our charter currently includes restrictions regarding the ownership and transfer of our common shares, which restrictions are intended to assist us in satisfying some of these requirements (and, in particular requirements (5) and (6) above). The ownership and transfer restrictions pertaining to our common shares are described in the prospectus under the heading “Restrictions on Ownership and Transfers and Takeover Defense Provisions.”
In applying the REIT gross income and asset tests, all of the assets, liabilities and items of income, deduction and credit of a corporate subsidiary of a REIT that is a “qualified REIT subsidiary” (as defined in Section 856(i)(2) of the Code) (“QRS”) are treated as the assets, liabilities and items of income, deduction and credit of the REIT itself. Moreover, the separate existence of a QRS is disregarded for U.S. federal income tax purposes and the QRS is not subject to U.S. federal corporate income tax (although it may be subject to state and local tax in some states and localities). In general, a QRS is any corporation if all of its stock is held by the REIT, except that it does not include any corporation that is a TRS of the REIT. Thus, for U.S. federal income tax purposes, our QRSs are disregarded, and all assets, liabilities and items of income, deduction and credit of these QRSs are treated as our assets, liabilities and items of income, deduction and credit.
A TRS is any corporation in which a REIT directly or indirectly owns stock, provided that the REIT and that corporation make a joint election to treat that corporation as a TRS. The election can be revoked at any time as long as the REIT and the TRS revoke such election jointly. In addition, if a TRS holds, directly or indirectly, more than 35% of the securities of any other corporation other than a REIT (by vote or by value), then that other corporation is also treated as a TRS. A TRS is subject to U.S. federal income tax at regular corporate rates (currently a maximum rate of 21%), and may also be subject to state and local tax. Any dividends paid or deemed paid to us by any one of our TRSs will also be taxable, either (1) to us to the extent the dividend is retained by us, or (2) to our shareholders to the extent the dividends received from the TRS are paid to our shareholders. We may hold more than 10% of the stock of a TRS without jeopardizing our qualification as a REIT under the Code notwithstanding the rule described below under “REIT Asset Tests” that generally precludes ownership of more than 10% of any issuer’s securities. However, as noted below, in order to qualify as a REIT, the securities of all of our TRSs in which we have invested either directly or indirectly may not represent more than 20% of the total value of our assets. We expect that the aggregate value of all of our interests in TRSs will represent less than 20% of the total value of our assets; however, we cannot assure that this will always be true.

A TRS may generally engage in any business including the provision of customary or non-customary services to tenants of its parent REIT, which, if performed by the REIT itself, could cause rents received by the REIT to be disqualified as “rents from real property.” However, a TRS may not directly or indirectly operate or manage any hotels or health care facilities or provide rights to any brand name under which any hotel or health care facility is operated, unless such rights are provided to an “eligible independent contractor” to operate or manage a hotel if such rights are held by the TRS as a franchisee, licensee, or in a similar capacity and such hotel is either owned by the TRS or leased to the TRS by its parent REIT. However, a TRS may provide rights to a brand name under which a health care facility is operated, if such rights are provided to an “eligible independent contractor” to operate or manage the health care facility and such health care facility is either owned by the TRS or leased to the TRS by its parent REIT. A TRS will not be considered to operate or manage a qualified health care property or a qualified lodging facility solely because the TRS (i) directly or indirectly possesses a license, permit, or similar instrument enabling it to do so, or (ii) employs individuals working at such facility or property located outside the U.S., but only if an “eligible independent contractor” is responsible for the daily supervision and direction of such individuals on behalf of the TRS pursuant to a management agreement or similar service contract. Additionally, the Code contains several provisions which address the arrangements between a REIT and its TRSs which are intended to ensure that a TRS recognizes an appropriate amount of taxable income and is subject to an appropriate level of U.S. federal income tax. For example, a TRS is limited in its ability to deduct interest payments made to the REIT. In addition, a REIT would be subject to a 100% penalty on some payments that it receives from a TRS, or on certain expenses deducted by the TRS if the economic arrangements between the REIT, the REIT’s tenants and the TRS are not comparable to similar arrangements among unrelated parties. We have several TRSs and will endeavor to structure any arrangement between ourselves, our TRSs and our tenants so as to minimize the risk of disallowance of interest expense deductions or of the 100% penalty being imposed. Notwithstanding the foregoing, however, it cannot be assured that the IRS would not challenge any such arrangement.
Pursuant to Section 172 of the Code, as amended by the Tax Cuts and Jobs Act, to the extent one or more of our TRSs have net operating loss carryforwards with respect to taxable years beginning after December 31, 2017, the deduction for any such carryforward in a taxable year will be limited to 80% of such TRS’s “adjusted taxable income” with respect to such taxable year. Any unused portion of such losses may be carried forward indefinitely, but may not be carried back to a prior taxable year. Any post-2017 net operating loss carryforwards can be used to offset up to 80% of taxable income after using pre-2018 net operating loss carryforwards.
A REIT that is a partner in a partnership is deemed to own its proportionate share of each of the assets of the partnership and is deemed to be entitled to income of the partnership attributable to such proportionate share. For purposes of Section 856 of the Code, the interest of a REIT in the assets of a partnership of which it is a partner is determined in accordance with the REIT’s capital interest in the partnership and the character of the assets and items of gross income of the partnership retain the same character in the hands of the REIT. For example, if a partnership holds any property primarily for sale to customers in the ordinary course of its trade or business, a REIT that is a partner in such partnership is treated as holding its proportionate share of such property primarily for such purpose. Thus, our proportionate share (based on our capital interest) of the assets, liabilities and items of income of any partnership in which we are a partner, including the Operating Partnership (and our indirect share of the assets, liabilities and items of income of each lower-tier partnership), will be treated as our assets, liabilities and items of income for purposes of applying the requirements described in this section. For purposes of the 10% Value Test (described under “REIT Asset Tests” below) our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by a partnership. Also, actions taken by the Operating Partnership or other lower-tier partnerships can affect our ability to satisfy the REIT gross income and asset tests and the determination of whether we have net income from a prohibited transaction. For purposes of this section any reference to “partnership” will refer to and include any partnership, limited liability company, joint venture, business trust and other entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, and any reference to “partner” will refer to and include a partner, member, joint venturer and other beneficial owner of any such partnership, limited liability company, joint venture, business trust and other entity or arrangement.

REIT Gross Income Tests:   In order to maintain our qualification as a REIT under the Code, we must satisfy, on an annual basis, two gross income tests.
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First, at least 75% of our gross income, excluding gross income from prohibited transactions, certain “hedging transactions” and certain “foreign currency gains” for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property, including “rents from real property,” gains on the disposition of real estate, dividends paid by another REIT and interest on obligations secured by mortgages on real property or on interests in real property, or from some types of temporary investments. Interest and gain on debt instruments issued by publicly offered REITs that are not secured by mortgages on real property or interests in real property are not qualifying income for purposes of the 75% test.

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Second, at least 95% of our gross income, excluding gross income from prohibited transactions, certain “hedging transactions,” and certain “foreign currency gains” for each taxable year must be derived from any combination of income qualifying under the 75% test and dividends, interest, and gain from the sale or disposition of stock or securities.

For this purpose the term “rents from real property” includes: (a) rents from interests in real property; (b) charges for services customarily furnished or rendered in connection with the rental of real property, whether or not such charges are separately stated; and (c) rent attributable to personal property which is leased under, or in connection with, a lease of real property, but only if the rent attributable to such personal property for the taxable year does not exceed 15% of the total rent for the taxable year attributable to both the real and personal property leased under, or in connection with, such lease. For purposes of (c), the rent attributable to personal property is equal to that amount which bears the same ratio to total rent for the taxable year as the average of the fair market values of the personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real property and the personal property at the beginning and at the end of such taxable year.
However, in order for rent received or accrued, directly or indirectly, with respect to any real or personal property, to qualify as “rents from real property,” the following conditions must be satisfied:
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such rent must not be based in whole or in part on the income or profits derived by any person from the property (although the rent may be based on a fixed percentage of receipts or sales); and

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such rent may not be received or accrued, directly or indirectly, from any person if the REIT owns, directly or indirectly (including by attribution, upon the application of certain attribution rules): (i) in the case of any person which is a corporation, at least 10% of such person’s voting stock or at least 10% of the value of such person’s stock; or (ii) in the case of any person which is not a corporation, an interest of at least 10% in the assets or net profits of such person, except that under certain circumstances, rents received from a TRS will not be disqualified as “rents from real property” even if we own more than 10% of the TRS.

In addition, all amounts (including rents that would otherwise qualify as “rents from real property”) received or accrued during a taxable year directly or indirectly by a REIT with respect to a property, will constitute “impermissible tenant services income” (and, thus, will not qualify as “rents from real property”) if the amount received or accrued directly or indirectly by the REIT for: (x) noncustomary services furnished or rendered by the REIT to tenants of the property; or (y) managing or operating the property ((x) and (y) collectively, “Impermissible Services”) exceeds 1% of all amounts received or accrued during such taxable year directly or indirectly by the REIT with respect to the property. For this purpose, however, the following services and activities are not treated as Impermissible Services: (i) services furnished or rendered, or management or operation provided, through an independent contractor from whom the REIT itself does not derive or receive any income or through a TRS; and (ii) services usually or customarily rendered in connection with the rental of space for occupancy (such as, for example, the furnishing of heat and light, the cleaning of public entrances, and the collection of trash), as opposed to services rendered primarily to a tenant for the tenant’s convenience. If the amount treated as being received or accrued for Impermissible Services does not exceed the 1% threshold, then only the amount attributable to the Impermissible Services (and not, for example, all tenant rents received or accrued that otherwise qualify as “rents from real property”) will fail to qualify as “rents from real property.” For purposes of the 1% threshold, the amount that we will be deemed to have received for performing Impermissible Services will be the greater of the actual amounts so received or 150% of the direct cost to us of providing those services.
We (through the Operating Partnership and other affiliated entities) provide some services at our properties, which services we believe do not constitute Impermissible Services or, otherwise, do not cause any rents or other amounts received that otherwise qualify as “rents from real property” to fail to so qualify. If we or the Operating Partnership or other affiliated entities were to consider offering services in the future which could cause any such rents or other amounts to fail to qualify as “rents from real property” then we would endeavor to arrange for such services to be provided through one or more independent contractors and/or TRSs or, otherwise, in such a manner so as to minimize the risk of such services being treated as Impermissible Services.
In addition, we (through the Operating Partnership and other affiliated entities) receive or may receive fees for property management and administrative services provided with respect to certain properties not owned, either directly or indirectly, entirely by us and/or the Operating Partnership. These fees do not constitute qualifying income for purposes of either the 75% gross income test or 95% gross income test. We (through the Operating Partnership and other affiliated entities) also receive or may receive other types of income that do not constitute qualifying income for purposes of either of these two gross income tests. We believe that our share of the aggregate amount of these fees and other non-qualifying income so received or accrued has not caused us to fail to satisfy either of the gross income tests. We anticipate that we will continue to receive or accrue a certain amount of non-qualifying fees and other income. In the event that our share of the amount of such fees and other income could jeopardize our ability to satisfy these gross income tests, then we would endeavor to arrange for the services in respect of which such fees and other income are received to be provided by one or more independent contractors and/or TRSs or, otherwise, in such manner so as to minimize the risk of failing either of the gross income tests.
Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we have a binding commitment to acquire or originate the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and its income from the arrangement (except as provided below) will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test. In the case of mortgage loans secured by both real property and personal property, if the fair market value of the personal property does not exceed 15% of the total fair market value of all property securing the loan, then the personal property securing the loan will be treated as real property for purposes of determining whether the mortgage loan is a qualifying asset for the 75% asset test and whether the related interest income qualifies for purposes of the 75% gross income test.
To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a “shared appreciation provision”), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the property is not inventory or dealer property in the hands of the borrower or the REIT.
To the extent that a REIT derives interest income from a mortgage loan or income from the rental of real property where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had it been earned directly by a REIT.
We and our affiliates or subsidiaries have or may originate and acquire mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of such real property. Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests described in the section entitled “REIT Asset Tests,” and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which REITs may rely, it does not prescribe rules of substantive tax law. Moreover, not all of the mezzanine loans in which we invest meet or will meet each of the requirements for reliance on this safe harbor. To the extent that mezzanine loans do not qualify for the safe harbor described above, the interest income from such loans will be qualifying income for purposes of the 95% gross income test, but there is a risk that such interest income will not be qualifying income for purposes of the 75% gross income test and that such loans will not constitute real estate assets for purposes of the REIT asset tests. We have invested, and will continue to invest, in mezzanine loans in a manner that will enable us to continue to satisfy the REIT gross income and asset tests.
From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Income and gain from “hedging transactions” are excluded from gross income for purposes of both the 75% and 95% gross income tests. For this purpose, a “hedging transaction” means (1) any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, (2) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain), or (3) generally, any transaction entered into in connection with the extinguishment of borrowings or the disposition of property with respect to which hedging transactions described in items (1) or (2) were entered into and such transaction is a hedging transaction with respect to such hedging transaction. We will be required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT under the Code.
A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our assets are held primarily for sale to customers and that a sale of any of our assets will not be in the ordinary course of our business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:
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the REIT has held the property for not less than two years;

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the aggregate capital expenditures made by the REIT, or any partner of the REIT, during the two‑year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;

•
either (1) during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or sales to which Section 1033 of the Code applies, (2) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year, (3) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year, (4) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 20% of the aggregate bases of all of the assets of the REIT at the beginning of the year (provided that the aggregate adjusted bases of all such properties sold by the REIT during a three-year period, including the taxable year at issue and the two immediately preceding taxable years, does not exceed 10% of the aggregate bases of all of the assets of the REIT), or (5) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 20% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year (provided that the aggregate fair market value of all such properties sold by the REIT during a three-year period, including the taxable year at issues and the two immediately preceding taxable years, does not exceed 10% of the aggregate fair market value of all of the assets of the REIT);
•
in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and

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if the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income or, TRSs.

We will attempt to comply with the terms of safe-harbor provision in the U.S. federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe-harbor provision or that we will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.” The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be taxed to such corporation at regular corporate income tax rates.
We will be subject to tax at the maximum corporate rate on any income from foreclosure property, which includes certain foreign currency gains and related deductions, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:
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that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

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for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

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for which the REIT makes a proper election to treat the property as foreclosure property.

We have no foreclosure property as of the date of this prospectus. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. However, this grace period terminates and foreclosure property ceases to be foreclosure property on the first day:
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on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

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on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

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which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income, or, a TRS.

To the extent that we or our subsidiaries hold or acquire investments in foreign countries, taxes that we pay in foreign jurisdictions may not be passed through to, or used by, our shareholders as a foreign tax credit or otherwise. Any foreign investments may also generate foreign currency gains and losses. Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% and the 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under)

obligations secured by mortgages on real property or interests in real property and certain foreign currency gains attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income only for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or interests in real property. Because passive foreign exchange gain includes real estate foreign exchange gain, real estate foreign exchange gain is excluded from gross income for purposes of both the 75% and 95% gross income tests. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.
Notwithstanding the foregoing, the Secretary of the Treasury may determine that any item of income or gain not otherwise qualifying for purposes of the 75% and 95% gross income tests may be considered as not constituting gross income for purposes of those tests, and that any item of income or gain that otherwise constitutes nonqualifying income may be considered as qualifying income for purposes of such tests.
If we fail to satisfy either or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year pursuant to a special relief provision of the Code which may be available to us if:
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our failure to meet these tests was due to reasonable cause and not due to willful neglect; and

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we attach a schedule of the nature and amount of each item of income to our U.S. federal income tax return.

We cannot state whether in all circumstances, if we were to fail to satisfy either of the gross income tests, we would still be entitled to the benefit of this relief provision. Even if this relief provision were to apply, we would nonetheless be subject to a 100% tax on the gross income attributable to the greater of (1) the amount by which we fail the 75% gross income test and (2) the amount by which 95% of our income exceeds the amount of qualifying income under the 95% gross income test, in each case, multiplied by a fraction intended to reflect our profitability.
REIT Asset Tests:   At the close of each quarter of our taxable year, we must also satisfy the following tests relating to the nature and diversification of our assets (collectively, the “Asset Tests”):
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at least 75% of the value of our total assets must be represented by “real estate assets” (which includes any property attributable to the temporary investment of new capital, but only if such property is stock or a debt instrument and only for the 1-year period beginning on the date the REIT receives such proceeds, and, includes debt instruments issued by publicly offered REITs), cash and cash items (including receivables) and government securities (“75% Value Test”);

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not more than 25% of the value of our total assets may be represented by securities other than securities that constitute qualifying assets for purposes of the 75% Value Test;

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not more than 20% of the value of our total assets may be represented by securities of one or more TRSs.

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not more than 25% of the value of our total assets may be represented by debt instruments issued by publicly offered REITs to the extent such debt instruments are not secured by real property or interests in real property; and

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except with respect to securities of a TRS or QRS and securities that constitute qualifying assets for purposes of the 75% Value Test:

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not more than 5% of the value of our total assets may be represented by securities of any one issuer (the “5% Value Test”);

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we may not hold securities possessing more than 10% of the total voting power of the outstanding securities of any one issuer (the “10% Vote Test”); and

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we may not hold securities having a value of more than 10% of the total value of the outstanding securities of any one issuer (“10% Value Test”).

After initially meeting the Asset Tests at the close of any quarter of our taxable year, we would not lose our status as a REIT under the Code for failure to satisfy these tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the Asset Tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to facilitate compliance with the Asset Tests and to take such other actions within 30 days after the close of any quarter as necessary to cure any noncompliance.
In applying the Asset Tests, we are treated as owning all of the assets held by any of our QRSs and our proportionate share of the assets held by the Operating Partnership (including the Operating Partnership’s share of the assets held by any lower-tier partnership in which the Operating Partnership holds a direct or indirect interest).
For purposes of the 5% Value Test, the 10% Vote Test or 10% Value Test, the term “securities” does not include shares in another REIT, equity or debt securities of a QRS or TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership. Securities, for purposes of the Asset Tests, may include debt that we hold in other issuers. However, the Code specifically provides that the following types of debt will not be taken into account as securities for purposes of the 10% Value Test: (1) securities that meet the “straight debt” safe harbor; (2) loans to individuals or estates; (3) obligations to pay rents from real property; (4) rental agreements described in Section 467 of the Code (other than such agreements with related party tenants); (5) securities issued by other REITs; (6) debt issued by partnerships that derive at least 75% of their gross income from sources that constitute qualifying income for purposes of the 75% gross income test; (7) any debt not otherwise described in this paragraph that is issued by a partnership, but only to the extent of our interest as a partner in the partnership; (8) certain securities issued by a state, the District of Columbia, a foreign government, or a political subdivision of any of the foregoing, or the Commonwealth of Puerto Rico; and (9) any other arrangement described in future Treasury Regulations. For purposes of the 10% Value Test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in (6) and (7) above.
For purposes of the 75% Value Test, cash includes any foreign currency used by the REIT or its qualified business unit as its “functional currency” (as defined in section 985(b) of the Code), provided that the foreign currency (a) is held by the REIT or its qualified business unit in the normal course of activities which give rise to qualifying income under the 75% or 95% gross income tests or which are related to acquiring or holding assets described in section 856(c)(4) of the Code and (b) is not held in connection with dealing, or engaging in substantial and regular trading, in securities.
Based on our regular quarterly asset tests, we believe that we have not violated any of the Asset Tests. However, we cannot provide any assurance that the IRS would concur with our beliefs in this regard.
If we fail to satisfy the Asset Tests at the end of a calendar quarter, we will not lose our REIT qualification if:
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we satisfied the Asset Tests at the end of the preceding calendar quarter; and

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the discrepancy between the value of our assets and the Asset Test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.
If at the end of any calendar quarter, we violate the 5% Value Test or the 10% Vote or Value Tests described above, we will not lose our REIT qualification if (1) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (2) we dispose of assets or otherwise comply with the Asset Tests within six months after the last day of the quarter in which we identify such failure. In the event of a failure of any of the Asset Tests (other than de minimis failures described in the preceding sentence), as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT status if we (1) dispose of assets or otherwise comply with the Asset Tests within six months after the last day of the quarter in which we identify the failure, (2) we file a description of each asset causing the failure with the IRS and (3) pay a tax equal to the greater of $50,000 or 21% of the net income from the nonqualifying assets during the period in which we failed to satisfy the Asset Tests.
REIT Distribution Requirements:   To qualify for taxation as a REIT, we must, each year, make distributions (other than capital gain distributions) to our shareholders in an amount at least equal to (1) the sum of: (A) 90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain, and (B) 90% of the net income, after tax, from foreclosure property, minus (2) the sum of certain specified items of noncash income. In addition, if we were to dispose of any asset acquired from a subchapter C corporation in a “carryover basis” transaction within five years of the acquisition, we would be required to distribute at least 90% of the after-tax “built-in gain” recognized on the disposition of such asset.
We must pay dividend distributions in the taxable year to which they relate. Dividends paid in the subsequent year, however, will be treated as if paid in the current year for purposes of the current year’s distribution requirement if one of the following two sets of criteria are satisfied:
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the dividends are declared in October, November or December and are made payable to shareholders of record on a specified date in any of these months, and such dividends are actually paid during January of the following year; or

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the dividends are declared before we timely file our U.S. federal income tax return for such year, the dividends are paid in the 12-month period following the close of the year and not later than the first regular dividend payment after the declaration, and we elect on our U.S. federal income tax return for such year to have a specified amount of the subsequent dividend treated as if paid in such year.

In certain circumstances, relevant Treasury Regulations and IRS guidance provide that if we give an option to each of our shareholders to receive a distribution either in cash or shares of equivalent value, distributions of stock pursuant to an election by shareholders to receive stock may be taxable to such shareholders and such distribution of stock may be treated as distributions for purposes of our distribution requirements. Any such taxable stock distributions may be limited pursuant to applicable guidance by the IRS.
Even if we satisfy our distribution requirements for maintaining our REIT status, we will nonetheless be subject to a corporate-level tax on any of our net capital gain or REIT taxable income that we do not distribute to our shareholders. In addition, we will be subject to a 4% excise tax to the extent that we fail to distribute during any calendar year (or by the end of January of the following calendar year in the case of distributions with declaration and record dates falling in the last 3 months of the calendar year) an amount at least equal to the sum of:
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85% of our ordinary income for such year;

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95% of our capital gain net income for such year; and

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any undistributed taxable income required to be distributed from prior periods.

As discussed below, we may retain, rather than distribute, all or a portion of our net capital gains and pay the tax on the gains and may elect to have our shareholders include their proportionate share of such undistributed gains as long-term capital gain income on their own income tax returns and receive a credit for their share of the tax paid by us. For purposes of the 4% excise tax described above, any such retained gains would be treated as having been distributed by us.
We intend to make timely distributions sufficient to satisfy our annual distribution requirements for REIT qualification under the Code and which are eligible for the dividends-paid deduction. In this regard, the partnership agreement of the Operating Partnership authorizes us, as the general partner of the Operating Partnership, to cause the Operating Partnership to make distributions to us, as the general partner of the Operating Partnership, necessary to satisfy the payment of distributions to our shareholders which will enable us to satisfy the annual REIT distribution requirements.

We expect that our cash flow will exceed our REIT taxable income due to the allowance of depreciation and other non-cash deductions allowed in computing REIT taxable income. Accordingly, in general, we anticipate that we should have sufficient cash or liquid assets to enable us to satisfy the 90% distribution requirement for REIT qualification under the Code. It is possible, however, that we, from time to time, may not have sufficient cash or other liquid assets to meet this requirement or to distribute an amount sufficient to enable us to avoid income and/or excise taxes. In such event, we may find it necessary to arrange for borrowings to raise cash or, if possible, make taxable share dividends in order to make such distributions.
Pursuant to Section 451 of the Code, as amended by the Tax Cuts and Jobs Act, subject to certain exceptions, we must accrue income for U.S. federal income tax purposes no later than when such income is taken into account as revenue in our financial statements, which could create additional differences between REIT taxable income and the receipt of cash attributable to such income. In addition, Section 162(m) of the Code places a per-employee limit of $1 million on the amount of compensation that a publicly held corporation may deduct in any one year with respect to its chief executive officer and certain other highly compensated executive officers. As amended by the Tax Cuts and Jobs Act, Section 162(m) no longer includes an exception that formerly permitted certain performance-based compensation to be deducted even if such compensation exceeded $1 million. This change may have the effect of increasing our REIT taxable income relative to the amount determinable under prior law.
In the event that we are subject to an adjustment to our REIT taxable income (as defined in Section 860(d)(2) of the Code) resulting from an adverse determination by either a final court decision, a closing agreement between us and the IRS under Section 7121 of the Code, or an agreement as to tax liability between us and an IRS district director, we may be able to rectify any resulting failure to meet the 90% distribution requirement by paying “deficiency dividends” to shareholders that relate to the adjusted year but that are paid in a subsequent year. To qualify as a deficiency dividend, we must make the distribution within ninety days of the adverse determination and we also must satisfy other procedural requirements. If we satisfy the statutory requirements of Section 860 of the Code, a deduction is allowed for any deficiency dividend subsequently paid by us to offset an increase in our REIT taxable income resulting from the adverse determination. We, however, must pay statutory interest on the amount of any deduction taken for deficiency dividends to compensate for the deferral of the tax liability.
Recordkeeping Requirements:   We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our shareholders designed to disclose the actual ownership of our outstanding shares of beneficial interest. We have complied, and we intend to continue to comply, with these requirements.
Interest Deduction Limitation:   Commencing with taxable years beginning after December 31, 2017, Section 163(j) of the Code, as amended by the Tax Cuts and Jobs Act, limits the deductibility of net interest expense paid or accrued on debt properly allocable to a trade or business to 30% of “adjusted taxable income,” subject to certain exceptions. Any deduction in excess of the limitation is carried forward and may be used in a subsequent year, subject to the 30% limitation. Adjusted taxable income is determined without regard to certain deductions, including those for net business interest expense, net operating losses and, for taxable years beginning before January 1, 2022, depreciation, amortization and depletion.
Provided that a taxpayer makes a timely election (which is irrevocable), the 30% limitation does not apply to an “electing real property trade or business”, which is a trade or business involving real property development, redevelopment, construction, reconstruction, rental, operation, acquisition, conversion, management, leasing or brokerage, within the meaning of Section 469(c)(7)(C) of the Code. If such an election is made, depreciable real property (including certain improvements) held by such electing real property trade or business must be depreciated under the alternative depreciation system under the Code, which is generally less favorable than the generally applicable system of depreciation under the Code. We believe that the Operating Partnership constitutes a real property trade or business, and that we may accordingly cause the Operating Partnership to elect not to have the interest deduction limitation apply to it. If we do not cause the Operating Partnership to make such an election, or if the election is determined to be unavailable with respect to all, or certain, of the Operating Partnership’s business activities, the interest deduction limitation could result in us having more REIT taxable income and thus increase the amount of distributions we must make to comply with the REIT distribution requirements and avoid incurring corporate level tax. Similarly, the limitation could cause our TRSs to have greater taxable income and thus potentially greater corporate tax liability than they would otherwise have.
Failure to Qualify as a REIT:   If we would otherwise fail to qualify as a REIT under the Code because of a violation of one of the requirements described above, our qualification as a REIT under the Code will not be terminated if the violation is due to reasonable cause and not willful neglect and we pay a penalty tax of $50,000 for the violation. The immediately preceding sentence does not apply to violations of the gross income tests described above or a violation of the asset tests described above each of which have specific relief provisions that are described above.
If we fail to qualify for taxation as a REIT under the Code in any taxable year, and the relief provisions do not apply, we will have to pay tax, on our taxable income at regular corporate rates. We will not be able to deduct distributions to shareholders in any year in which we fail to qualify, nor will we be required to make distributions to shareholders. In this event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable to the shareholders as dividend income (which may be subject to tax at preferential rates) and corporate distributees may be eligible for the dividends received deduction if they satisfy the relevant provisions of the Code. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. We might not be entitled to the statutory relief described in this paragraph in all circumstances.
Taxation of U.S. Shareholders
When we refer to the term “U.S. Shareholders,” we mean a holder of our common shares that is, for U.S. federal income tax purposes:
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a citizen or resident of the United States;

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a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any of its states or the District of Columbia;

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an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust if a court within the United States can exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust.

If a partnership, entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common shares, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common shares, you should consult your tax advisor regarding the consequences of the ownership and disposition of our common shares by the partnership.
Distributions Generally:   For any taxable year for which we qualify for taxation as a REIT under the Code, amounts distributed to taxable U.S. Shareholders will be taxed as discussed below.
As long as we qualify as a REIT, distributions made by us out of our current or accumulated earnings and profits, and not designated as capital gain dividends, will constitute dividends taxable to our taxable U.S. Shareholders as ordinary income, but potentially qualify for a 20% deduction, as described below. A noncorporate U.S. Shareholder taxed at individual rates will generally not be entitled to the reduced tax rate applicable to “qualified dividend income” except with respect to the portion of any distribution (a) that represents income from dividends received from a non-REIT corporation in which we own shares (but only if such dividends would be eligible for the lower rate on dividends if paid by the corporation to its individual shareholders), or (b) that is equal to our REIT taxable income (taking into account the dividends paid deduction available to us) for our previous taxable year less any taxes paid by us during the previous taxable year, provided that certain holding period and other requirements are satisfied at both the REIT and individual shareholder level. Under current law, the highest marginal individual income tax rate on ordinary income is 37% (reduced from 39.6% for tax years beginning after December 31, 2017 through tax years beginning before January 1, 2026) while the highest individual income tax rate on long-term capital gains is generally 20%. However, pursuant to the Tax Cuts and Jobs Act, shareholders that are individuals, trusts, or estates, may, for taxable years beginning prior to January 1, 2026, deduct up to 20% of a dividend from a REIT that is not a capital gain dividend and is not “qualified dividend income” (a “qualified REIT dividend”), resulting in an effective maximum U.S. federal income tax rate on such dividends of 29.6%, if allowed in full, which reflects a 20% deduction with respect to the current maximum tax rate of 37% on ordinary income. In addition, such distributions may be subject to an additional 3.8% Medicare tax, as described below under “Medicare Tax”. Noncorporate U.S. Shareholders should consult their own tax advisors to determine the impact of tax rates on dividends received from us. Distributions will not be eligible for the dividends received deduction in the case of U.S. Shareholders that are corporations but, under the Tax Cuts and Jobs Act, will be subject to U.S. federal income tax on our dividends at a maximum rate of 21%. Distributions made by us that we properly designate as capital gain dividends will be taxable to U.S. Shareholders as gain from the sale of a capital asset held for more than one year, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which a U.S. Shareholder has held its common shares. We will generally designate our capital gain dividends as either 20% or 25% rate distributions. Thus, with certain limitations, capital gain dividends received by an individual U.S. Shareholder may be eligible for preferential rates of taxation. U.S. Shareholders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. Pursuant to final Treasury Regulations, in order for a dividend paid by a REIT to be eligible to be treated as a “qualified REIT dividend,” the shareholder must meet two holding period-related requirements. First, the shareholder must hold the REIT shares for a minimum of 46 days during the 91-day period that begins 45 days before the date on which the REIT share becomes ex-dividend with respect to the dividend. Second, the qualifying portion of the REIT dividend is reduced to the extent that the shareholder is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property.
To the extent that we make distributions, not designated as capital gain dividends, in excess of our current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to each U.S. Shareholder. Thus, these distributions will reduce the adjusted basis which the U.S. Shareholder has in its shares for tax purposes by the amount of the distribution, but not below zero. Distributions in excess of a U.S. Shareholder’s adjusted basis in its shares will be taxable as capital gains, provided that the shares have been held as a capital asset. For purposes of determining the portion of distributions on separate classes of shares that will be treated as dividends for U.S. federal income tax purposes, current and accumulated earnings and profits will be allocated to distributions resulting from priority rights of preferred shares before being allocated to other distributions.
Dividends declared by us in October, November, or December of any year and payable to a shareholder of record on a specified date in any of these months will be treated as both paid by us and received by the shareholder on December 31 of that year, provided that we actually pay the dividend on or before January 31 of the following calendar year. Shareholders may not include in their own income tax returns any of our net operating losses or capital losses.
The aggregate amount of dividends that we may designate as “capital gain dividends” or “qualified dividend income” with respect to any taxable year may not exceed the dividends paid by us with respect to such year, including dividends that are paid in the following year (if they are declared before we timely file our tax return for the year and if made with or before the first regular dividend payment after such declaration) that are treated as paid with respect to the relevant taxable year.
U.S. Shareholders holding shares at the close of our taxable year will be required to include, in computing their long-term capital gains for the taxable year in which the last day of our taxable year falls, the amount of our undistributed capital gains that we elect to retain and designate as capital gain dividends in a written notice mailed to our shareholders. We may not designate amounts in excess of our undistributed net capital gain for the taxable year (including for this purpose any amounts of undistributed capital gain dividends that we so designate). Each U.S. Shareholder required to include the designated amount in determining the U.S. Shareholder’s long-term capital gains will be deemed to have paid, in the taxable year of the inclusion, the tax paid by us in respect of the undistributed net capital gains. U.S. Shareholders to whom these rules apply will be allowed a credit or a refund, as the case may be, for the tax they are deemed to have paid. U.S. Shareholders will increase their basis in their shares by the difference between the amount of the includible gains and the tax deemed paid by the shareholder in respect of these gains.

Passive Activity Loss and Investment Interest Limitations:   Distributions from us and gain from the disposition of our shares will not be treated as passive activity income and, therefore, a U.S. Shareholder will not be able to offset any of this income with any passive losses of the shareholder from other activities. Dividends received by a U.S. Shareholder from us generally will be treated as investment income for purposes of the investment interest limitation. Net capital gain from the disposition of our shares or capital gain dividends generally will be excluded from investment income unless the shareholder elects to have the gain taxed at ordinary income rates.
Sale/Other Taxable Disposition of Common Shares:   In general, a U.S. Shareholder who is not a dealer in securities will recognize gain or loss on its sale or other taxable disposition of our shares equal to the difference between the amount of cash and the fair market value of any other property received in such sale or other taxable disposition and the shareholder’s adjusted basis in said shares at such time. This gain or loss will be a capital gain or loss if the shares have been held by the U.S. Shareholder as a capital asset. The applicable tax rate will depend on the shareholder’s holding period in the asset (generally, if an asset has been held for more than one year it will produce long-term capital gain) and the shareholder’s tax bracket. The IRS has the authority to prescribe, but has not yet prescribed, Treasury Regulations that would apply a capital gain tax rate of 25% (which is generally higher than the 20% long-term capital gain tax rates in effect for shareholders taxed at individual rates) to a portion of capital gain realized by a non-corporate shareholder on the sale of REIT stock that would correspond to the REIT’s “unrecaptured Section 1250 gain.” In addition, as described below under “ Medicare Tax ,” capital gains may be subject to the 3.8% Medicare tax. U.S. Shareholders should consult with their tax advisors with respect to their capital gain tax liability. A corporate U.S. Shareholder will be subject to tax at a maximum rate of 21% on capital gain from the sale of our common shares. In general, any loss recognized by a U.S. Shareholder upon the sale or other disposition of shares that have been held for six months or less, after applying the holding period rules, will be treated as a long-term capital loss, to the extent of distributions received by the U.S. Shareholder from us that were required to be treated as long-term capital gains.
Shareholders should consult with their own tax advisors with respect to their capital gain tax liability in respect of distributions received from us and gains recognized upon the sale or other disposition of shares of our common shares.
Treatment of Tax-Exempt Shareholders:   Based upon published rulings by the IRS, distributions by us to a U.S. Shareholder that is a tax-exempt entity generally should not constitute “unrelated business taxable income” (“UBTI”), provided that the tax-exempt entity has not financed the acquisition of its shares with “acquisition indebtedness,” within the meaning of the Code, and the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity. Similarly, income from the sale of our common shares will not constitute UBTI, provided that the tax-exempt entity has not financed the acquisition of its shares with “acquisition indebtedness” and the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity.
For tax-exempt U.S. Shareholders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans, exempt from U.S. federal income taxation under Code Sections 501(c)(7), (9), (17) and (20), respectively, income from an investment in our common shares generally will constitute UBTI unless the organization is able to properly deduct amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its shares of our common shares. Such prospective investors should consult their own tax advisors concerning these “set-aside” and reserve requirements.
Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” is treated as UBTI as to any trust which (i) is described in Section 401(a) of the Code, (ii) is tax-exempt under Section 501(a) of the Code and (iii) holds more than 10% (by value) of the interests in the REIT. Tax-exempt pension funds that are described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code are referred to below as “qualified trusts.”
A REIT is a “pension-held REIT” if (i) it would not have qualified as a REIT under the Code but for the fact that Section 856(h)(3) of the Code provides that stock owned by qualified trusts will be treated, for purposes of the “not closely held” requirement, as owned by the beneficiaries of the trust (rather than by the trust itself) and (ii) either (a) at least one such qualified trust holds more than 25% (by value) of the interests in the REIT or (b) one or more such qualified trusts, each of whom owns more than 10% (by value) of the interests in the REIT, hold in the aggregate more than 50% (by value) of the interests in the REIT. The percentage of any REIT dividend treated as UBTI is equal to the ratio of (i) the gross income of the REIT from unrelated trades or businesses, determined as though the REIT were a qualified trust, less direct expenses related to this gross income, to (ii) the total gross income of the REIT, less direct expenses related to the total gross income. The provisions requiring qualified trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is able to satisfy the “not closely held” requirement without relying upon the “look-through” exception with respect to qualified trusts. We do not expect to be classified as a “pension-held REIT.”
Pursuant to the Tax Cuts and Jobs Act, tax-exempt organizations must compute UBTI separately for each unrelated trade or business, which prevents a tax-exempt organization from applying losses from one unrelated trade or business against income derived from another unrelated trade or business. It remains unclear, however, how this rule applies to any UBTI resulting from an investment in our stock, and tax-exempt U.S. Shareholders should be aware that the requirement to compute UBTI separately for each unrelated trade or business may increase their overall UBTI.
The rules described above under the heading “Taxation of U.S. Shareholders” concerning the inclusion of our designated undistributed net capital gains in the income of its shareholders will apply to tax-exempt entities. Thus, tax-exempt entities will be allowed a credit or refund of the tax deemed paid by these entities in respect of the includible gains.
Medicare Tax.   A U.S. Shareholder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the U.S. Shareholder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. Shareholder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. Shareholder’s net investment income will generally include its dividend income and its net gains from the disposition of common shares, unless such dividend income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. Shareholder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the common shares.
Special Tax Considerations For Non-U.S. Shareholders
Taxation of Non-U.S. Shareholders:   The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders (collectively, “Non-U.S. Shareholders”) are complex, and no attempt will be made herein to provide more than a limited summary of such rules. Prospective Non-U.S. Shareholders should consult with their tax advisors to determine the impact of U.S. federal, state and local income tax laws with regard to an investment in our common shares, including any reporting requirements.
Distributions by us to a Non-U.S. Shareholder that are neither attributable to gain from sales or exchanges by us of United States real property interests (“USRPIs”) nor designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions will ordinarily be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces that tax. Under certain treaties, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. However, if income from the investment in our common shares is treated as effectively connected with the Non-U.S. Shareholder’s conduct of a U.S. trade or business or is attributable to a permanent establishment that the Non-U.S. Shareholder maintains in the United States (if that is required by an applicable income tax treaty as a condition for subjecting the Non-U.S. Shareholder to U.S. taxation on a net income basis) the Non-U.S. Shareholder generally will be subject to tax at graduated rates, in the same manner as U.S. Shareholders are taxed with respect to such income and is generally not subject to withholding. Any such effectively connected distributions received by a Non-U.S. Shareholder that is a corporation may also be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. We expect to withhold U.S. income tax at the rate of 30% on the gross amount of any dividends paid to a Non-U.S. Shareholder, other than dividends treated as attributable to gain from sales or exchanges of USRPIs and capital gain dividends, paid to a Non-U.S. Shareholder, unless (a) a lower treaty rate applies and the required form evidencing eligibility for that reduced rate is submitted to us or the appropriate withholding agent or (b) the Non-U.S. Shareholder submits an IRS Form W-8 ECI (or a successor form) to us or the appropriate withholding agent claiming that the distributions are effectively connected with the Non-U.S. Shareholder’s conduct of a U.S. trade or business and, in either case, other applicable requirements were met.
The Foreign Account Tax Compliance Act (“FATCA”) generally requires withholding at a rate of 30% on dividends in respect of, and gross proceeds from the sale of, our common shares held by or through certain foreign financial institutions (including investment funds) unless such institution enters into an agreement with the Secretary of the Treasury (or unless alternative procedures apply pursuant to an applicable intergovernmental agreement between the United States and the relevant foreign government) to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution to the extent such shares or accounts are held by certain United States persons or by certain non-U.S. entities that are wholly or partially owned by United States persons. Accordingly, the entity through which our common shares are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and gross proceeds from the sale of, our common shares held by an investor that is a non-financial non-U.S. entity will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we will in turn provide to the Secretary of the Treasury (or unless alternative procedures apply pursuant to an applicable intergovernmental agreement between the United States and the relevant foreign government). Foreign investors are encouraged to consult with their tax advisers regarding the possible implications of these rules on their investment in our common shares. While withholding under FATCA would have applied to payments of gross proceeds from the sale or other disposition of our common shares on or after January 1, 2019, Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely.
Distributions in excess of our current and accumulated earnings and profits will not be taxable to a Non-U.S. Shareholder to the extent that they do not exceed the adjusted basis of the Non-U.S. Shareholder’s shares, but rather will reduce the adjusted basis of such shares. For FIRPTA (defined below) withholding purposes (discussed below) such distribution will be treated as consideration for the sale or exchange of shares. To the extent that such distributions exceed the adjusted basis of a Non-U.S. Shareholder’s shares, these distributions will give rise to tax liability if the Non-U.S. Shareholder would otherwise be subject to tax on any gain from the sale or disposition of its shares, as described below. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the Non-U.S. Shareholder may seek a refund of such amounts from the IRS if it is subsequently determined that such distribution was, in fact, in excess of our current and accumulated earnings and profits.
Distributions to a Non-U.S. Shareholder that are designated by us at the time of distribution as capital gain dividends (other than those arising from the disposition of a USRPI) generally will not be subject to U.S. federal income taxation unless (i) investment in the shares is effectively connected with the Non-U.S. Shareholder’s U.S. trade or business, in which case the Non-U.S. Shareholder will be subject to the same treatment as a U.S. Shareholder with respect to such gain (except that a corporate Non-U.S. Shareholder may also be subject to the 30% branch profits tax, as discussed above), or (ii) the Non-U.S. Shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case such shareholder will be subject to a 30% tax on his or her capital gains.
For any year in which we qualify as a REIT, distributions that are attributable to gain from sales or exchanges by us of USRPIs will be taxed to a Non-U.S. Shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”). A USRPI includes certain interests in real property and stock in corporations at least 50% of whose assets consist of interests in real property. Under FIRPTA, these distributions are taxed to a Non-U.S. Shareholder as if such gain were effectively connected with a U.S. business. Thus, Non-U.S. Shareholders would be taxed at the normal capital gain rates applicable to U.S.

Shareholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Shareholder not entitled to treaty relief or exemption. We are generally required by applicable Treasury Regulations to withhold 21% of any distribution to a Non-U.S. Shareholder that could be designated by us as a capital gain dividend. This amount is creditable against the Non-U.S. Shareholder’s U.S. federal income tax liability. We or any nominee (e.g., a broker holding shares in street name) may rely on a certificate of Non-U.S. Shareholder status to determine whether withholding is required on gains realized from the disposition of USRPIs. A U.S. Shareholder who holds shares on behalf of a Non-U.S. Shareholder will bear the burden of withholding, provided that we have properly designated the appropriate portion of a distribution as a capital gain dividend.
Capital gain distributions to Non-U.S. Shareholders that are attributable to our sale of real property will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as (1) our common shares continue to be treated as being “regularly traded” on an established securities market in the United States and (2) the Non-U.S. shareholder did not own more than 10% of our common shares at any time during the one-year period preceding the distribution. As a result, Non-U.S. shareholders owning 10% or less of our common shares generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. If our common shares cease to be regularly traded on an established securities market in the United States or the Non-U.S. shareholder owned more than 10% of our common shares at any time during the one-year period preceding the distribution, capital gain distributions that are attributable to our sale of real property would be subject to tax under FIRPTA, as described in the preceding paragraph. If a Non-U.S. shareholder owning more than 10% of our common shares disposes of such common shares during the 30-day period preceding the ex-dividend date of any dividend payment, and such Non-U.S. shareholder (or a person related to such Non-U.S. shareholder) acquires or enters into a contract or option to acquire our common shares within 61 days of the first day of such 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as USRPI capital gain to such Non-U.S. shareholder under FIRPTA, then such Non-U.S. shareholder will be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.
Gain recognized by a Non-U.S. Shareholder upon a sale of stock of a REIT generally will not be taxed under FIRPTA if the REIT is a “domestically-controlled REIT” (generally, a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by foreign persons). Since it is currently anticipated that we will be a “domestically-controlled REIT,” a Non-U.S. Shareholder’s sale of our common shares should not be subject to taxation under FIRPTA. Because our common stock is publicly-traded, we may rely on certain assumptions (absent actual knowledge to the contrary) to determine that we are a “domestically-controlled REIT.” However, because our common shares are publicly-traded, no assurance can be given that we will continue to be a “domestically-controlled REIT.” Notwithstanding the foregoing, gain from the sale of our common shares that is not subject to FIRPTA will be taxable to a Non-U.S. Shareholder if (i) the Non-U.S. Shareholder’s investment in the shares is “effectively connected” with the Non-U.S. Shareholder’s U.S. trade or business, in which case the Non-U.S. Shareholder will be subject to the same treatment as a U.S. Shareholder with respect to such gain (a Non-U.S. Shareholder that is a foreign corporation may also be subject to a 30% branch profits tax, as discussed above), or (ii) the Non-U.S. Shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains. If the gain on the sale of shares were to be subject to taxation under FIRPTA, the Non-U.S. Shareholder would be subject to the same treatment as a U.S. Shareholder with respect to such gain (subject to applicable alternative minimum tax, possible withholding tax and a special alternative minimum tax in the case of nonresident alien individuals).
Non-U.S. Shareholders that are “qualified foreign pension funds” or certain “qualified collective investment vehicles” that qualify as “qualified shareholders” are not subject to the FIRPTA rules described in this section. Non-U.S. Shareholders should consult with their own tax advisors to determine if they are eligible for either of these exceptions to the FIRPTA rules.
If we are not, or cease to be, a “domestically-controlled REIT,” whether gain arising from the sale or exchange of shares by a Non-U.S. Shareholder would be subject to United States taxation under FIRPTA as a sale of a USRPI will depend on whether any class of our shares is “regularly traded” (as defined by applicable Treasury Regulations) on an established securities market (e.g., the NYSE), as is the case with our common shares, and on the size of the selling Non-U.S. Shareholder’s interest in us. In the case where we are not, or cease to be, a “domestically-controlled REIT” and any class of our shares is “regularly traded” on an established securities market at any time during the calendar year, a sale of shares of that class by a Non-U.S. Shareholder will only be treated as a sale of a USRPI (and thus subject to taxation under FIRPTA) if such selling shareholder beneficially owns (including by attribution) more than 10%) of the total fair market value of all of the shares of such class at any time during the five-year period ending either on the date of such sale or other applicable determination date. To the extent we have one or more classes of shares outstanding that are “regularly traded,” but the Non-U.S. Shareholder sells shares of a class of our shares that is not “regularly traded,” the sale of shares of such class would be treated as a sale of a USRPI under the foregoing rule only if the shares of such latter class acquired by the Non-U.S. Shareholder have a total net market value on the date they are acquired that is greater than 10% of the total fair market value of the “regularly traded” class of our shares having the lowest fair market value (or with respect to a nontraded class of our shares convertible into a “regularly traded” market value on the date of acquisition of the total fair market value of the “regularly traded” class into which it is convertible). If gain on the sale or exchange of shares were subject to taxation under FIRPTA, the Non-U.S. Shareholder would be subject to regular United States income tax with respect to such gain in the same manner as a U.S. Shareholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals); provided, however, that deductions otherwise allowable will be allowed as deductions only if the tax returns were filed within the time prescribed by law. In general, the purchaser of the shares would be required to withhold and remit to the IRS 15% of the amount realized by the seller on the sale of such shares.
Information Reporting Requirements and Backup Withholding Tax
U.S. Shareholders:   We will report to our U.S. Shareholders and the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, backup withholding may apply to a U.S. Shareholder with respect to dividends paid unless the U.S. Shareholder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. The IRS may also impose penalties on a U.S. Shareholder that does not provide us with its correct taxpayer identification number. A U.S. Shareholder may credit any amount paid as backup withholding against the shareholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. Shareholder who fails to certify to us its non-foreign status.
Non-U.S. Shareholders:   If you are a Non-U.S. Shareholder, you are generally exempt from backup withholding and information reporting requirements with respect to dividend payments and the payment of the proceeds from the sale of common shares effected at a United States office of a broker as long as the income associated with these payments is otherwise exempt from U.S. federal income tax, and:
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the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the payor or broker:

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a valid IRS Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person, or

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other documentation upon which it may rely to treat the payments as made to a non-United States person in accordance with Treasury Regulations, or

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you otherwise establish your right to an exemption.

Payment of the proceeds from the sale of common shares effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of common shares that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:
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the proceeds are transferred to an account maintained by you in the United States;

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the payment of proceeds or the confirmation of the sale is mailed to you at a United States address; or

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the sale has some other specified connection with the United States as provided in the Treasury Regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.
In addition, a sale of common shares will be subject to information reporting if it is effected at a foreign office of a broker that is:
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a United States person;

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a controlled foreign corporation for United States tax purposes;

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a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period; or

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a foreign partnership, if at any time during its tax year:

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one or more of its partners are “U.S. persons,” as defined in Treasury Regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership; or

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such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish your right to an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.
You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.
Tax Aspects of the Operating Partnership
General:   The Operating Partnership holds substantially all of our investments. In general, partnerships are “pass-through” entities that are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of their partnership, and are potentially subject to tax thereon, without regard to whether distributions are made to them by the Operating Partnership. We include in our income our proportionate share of these Operating Partnership items (including our proportionate share of such items attributable to partnerships in which the Operating Partnership owns a direct or indirect interest) for purposes of the various REIT gross income tests and in the computation of its REIT taxable income. Moreover, for purposes of the REIT Asset Tests, we include our proportionate share of assets held by the Operating Partnership and by partnerships in which the Operating Partnership owns a direct or indirect interest.
We believe that each partnership in which we hold an interest (either directly or indirectly) is properly treated as a partnership for tax purposes and not as an association taxable as a corporation. If for any reason the Operating Partnership were taxable as a corporation, rather than as a partnership, for U.S. federal income tax purposes, we likely would not be able to qualify as a REIT unless we qualified for certain relief provisions. In addition, any change in the Operating Partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. Further, items of income and deduction of the Operating Partnership would not pass through to its partners, and its partners would be treated as shareholders for tax purposes. Consequently, the Operating Partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing the Operating Partnership’s taxable income.
Tax Allocations with respect to Contributed Properties (Effects of Section 704(c) of the Code):    Pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership, must be allocated in a manner such that the contributing partner is charged with the unrealized gain, or benefits from the unrealized loss, associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of the property at such time (said difference, the “Book-Tax Difference”). Additionally, upon the occurrence of certain events (including but not limited to the issuance of additional interests in the partnership), a partnership may adjust the Section 704(b) book basis of its assets to reflect their then-current fair market values, thereby creating additional Book-Tax Differences under Section 704(c). These allocations are solely for U.S. federal income tax purposes and do not affect the economic or legal arrangements among the partners. The Operating Partnership was formed by way of, and has since formation received, contributions of appreciated property (including interests in partnerships that have appreciated property) and has adjusted the Section 704(b) book basis of its assets. Consequently, in accordance with Section 704(c) of the Code and the Operating Partnership’s partnership agreement, the Operating Partnership makes allocations to its partners in a manner consistent with Section 704(c) of the Code and the Treasury Regulations thereunder.
In general, those partners who have contributed to the Operating Partnership property (including interests in partnerships that own property) that has a fair market value in excess of basis at the time of such contribution have been allocated lower amounts of depreciation deductions for tax purposes than would have been the case if such allocations were made pro rata. In addition, in the event of the disposition of any such property, all taxable income and gain attributable to such property’s Book-Tax Difference generally will be allocated to the contributing partners, and we generally will be allocated only our share (and on a pro rata basis) of any capital gain attributable to post-contribution appreciation, if any. The foregoing allocations would tend to eliminate a property’s Book-Tax Difference over the Operating Partnership’s life. However, the special allocation rules of Section 704(c) of the Code do not always entirely eliminate a property’s Book-Tax Difference and could prolong a noncontributing partner’s Book-Tax Difference with respect to such property. Thus, the carryover basis of a contributed property in the hands of the Operating Partnership may cause us to be allocated: (a) lower tax depreciation and other deductions than our economic or book depreciation and other deductions allocable to us; and/or (b) more taxable income or gain upon a sale of the property than the economic or book income or gain allocable to us as a result of the sale. Such differing tax allocations may cause us to recognize taxable income or gain in excess of cash proceeds, which might adversely affect our ability to comply with the REIT distribution requirements.
Treasury Regulations under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for Book-Tax Differences (e.g., the “traditional method,” the “traditional method with curative allocations,” and the “remedial method”). Some of these methods could prolong the period required to eliminate the Book-Tax Difference as compared to other permissible methods (or could, in fact, result in a portion of the Book-Tax Difference to remain unaccounted for). The Operating Partnership’s partnership agreement provides for the use of the “traditional method” for accounting for Book-Tax Differences, unless otherwise determined by us, as the general partner of the Operating Partnership, and the contributing partner. As a result of this determination, distributions to our shareholders could be comprised of more taxable income than would otherwise be the case. With respect to any purchased property that is not “replacement property” in a tax-free like-kind exchange under Section 1031 of the Code, such property initially would have a tax basis equal to its fair market value and Section 704(c) of the Code would not apply.
Basis in Partnership Interests in the Operating Partnership:   Our adjusted tax basis in our interest in the Operating Partnership generally equals the amount of cash and the basis of any other property contributed by us to the Operating Partnership (1) increased by our allocable share of the income and indebtedness of the Operating Partnership, and (2) decreased (but not below zero) by: (a) our allocable share of losses of the Operating Partnership; (b) the amount of cash and adjusted basis of property distributed by the Operating Partnership to us; and (c) the reduction in our allocable share of the Operating Partnership’s indebtedness.
If the allocation of our distributive share of the Operating Partnership’s losses exceeds the adjusted tax basis of our partnership interest in the Operating Partnership, the recognition of such excess losses would be deferred to the extent that we have adjusted tax basis in our interest in the Operating Partnership. To the extent that the Operating Partnership’s distributions, or any decrease in our allocable share of indebtedness (such decreases being considered a constructive cash distribution to the partners), exceeds our adjusted tax basis in our interest in the Operating Partnership, such excess distributions (including such constructive distributions) will constitute taxable income to us. Such taxable income would normally be characterized as capital gain, and if our interest in the Operating Partnership has been held for longer than the long-term capital gain holding period (currently more than one year), such distributions and constructive distributions would constitute long-term capital gain income.
Sale of the Properties:   Our distributive share of any gain realized by the Operating Partnership on its sale of any property held by it as inventory or primarily for sale to customers in the ordinary course of its trade or business would be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless eligible for the safe harbor discussed above under Requirements for REIT Qualification–In General — REIT Gross Income Tests. Prohibited transaction income may also have an adverse effect on our ability to satisfy the REIT gross income tests. Under existing law, whether the Operating Partnership holds its property as inventory or primarily for sale to customers in the ordinary course of its trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. The Operating Partnership intends to hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning, renting and otherwise operating the properties, and to make such occasional sales of the properties, including peripheral land, as are consistent with the Operating Partnership’s investment objectives.
State and Local Tax
We and our shareholders may be subject to state and local tax in various states and localities, including those in which we or they transact business, own property or reside. Our tax treatment and that of our shareholders in such jurisdictions may differ from the U.S. federal income tax treatment described above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our common shares.

SELLING SECURITYHOLDERS
Information about the selling securityholders may be added to this prospectus pursuant to a prospectus supplement.

PLAN OF DISTRIBUTION
This prospectus relates to the initial issuance by us and/or selling securityholders of securities described in this prospectus.
General
We may sell the securities being offered by this prospectus in one or more of the following ways from time to time:
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through one or more underwriters or dealers;

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through agents;

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directly to agents;

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in “at the market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise;

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directly to purchasers; or

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through a combination of any of these methods of sale.

Our common shares or any class or series of our preferred shares may be issued as share distributions, upon conversion of debt securities or our preferred shares or in exchange for Units. Securities may also be issued upon exercise of our warrants. We reserve the right to sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.
A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options. In addition, the manner in which we and/or selling securityholders may sell some or all of the securities covered by this prospectus includes, without limitation, through:
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a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

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purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

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ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

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privately negotiated transactions.

We may also enter into hedging transactions. For example, we may:
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enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common shares pursuant to this prospectus, in which case such broker-dealer or affiliate may use common shares received from us to close out its short positions;

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sell securities short and redeliver such shares to close out our short positions;

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enter into option or other types of transactions that require us to deliver common shares to a broker-dealer or an affiliate thereof, who will then resell or transfer the common shares under this prospectus; or

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loan or pledge the common shares to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.
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A prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

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the terms of the offering;

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the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

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the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

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any delayed delivery arrangements;

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the terms of any subscription rights;

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any initial public offering price;

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any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchange on which the securities may be listed.

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The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

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at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale, including in “at the market offerings;”

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at prices related to the prevailing market prices; or

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at negotiated prices.

Selling Securityholders
The selling securityholders may offer our securities in one or more offerings, and if required by applicable law or in connection with an underwritten offering, pursuant to one or more prospectus supplements, and any such prospectus supplement will set forth the terms of the relevant offering as described above. To the extent our securities are either offered pursuant to a prospectus supplement, or otherwise remain unsold, the selling securityholders may offer those securities on different terms pursuant to another prospectus supplement or in a private transaction. Sales by the selling securityholders may not require the provision of a prospectus supplement.
In addition to the foregoing, each of the selling securityholders may offer our securities at various times in one or more of the following transactions: through short sales, derivative and hedging transactions; by pledge to secure debts and other obligations; through offerings of securities exchangeable, convertible or exercisable for our securities; under forward purchase contracts with trusts, investment companies or other entities (which may, in turn, distribute their own securities); through distribution to its members, partners or shareholders; in exchange or over-the-counter market transactions; and/or in private transactions.
Each of the selling securityholders also may resell all or a portion of our securities that it owns in open market transactions in reliance upon Rule 144 under the Securities Act, or any other available exemption from required registration under the Securities Act, provided it meets the criteria and conforms to the requirements of Rule 144.

Underwriting Compensation
Any public offering price and any fees, discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and/or the selling securityholders and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their fees, commissions or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.
Underwriters and Agents
If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. We and/or the selling stockholders may offer the securities to the public either through an underwriting syndicate represented by one or more managing underwriters or through one or more underwriter(s). The underwriters in any particular offering will be identified in the applicable prospectus supplement or pricing supplement, as the case may be.
Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we and/or the selling securityholders will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.
We and/or the selling securityholders may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We and/or the selling securityholders may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and/or the selling securityholders and its compensation.
In connection with offerings made through underwriters or agents, we and/or the selling securityholders may enter into agreements with such underwriters or agents pursuant to which we and/or the selling securityholders receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.
Dealers
We and/or the selling securityholders may sell the offered securities to dealers as principals. We and/or the selling securityholders may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us and/or the selling securityholders at the time of resale. Dealers engaged by us and/or the selling securityholders may allow other dealers to participate in resales.
Direct Sales
We and/or the selling securityholders may choose to sell the offered securities directly to multiple purchasers or a single purchaser. In this case, no underwriters or agents would be involved.

Institutional Purchasers
We and/or the selling securityholders may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.
We and/or the selling securityholders may enter into such delayed contracts only with institutional purchasers that we and/or the selling securityholders approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.
Subscription Offerings
Direct sales to investors or our shareholders may be accomplished through subscription offerings or through shareholder subscription rights distributed to shareholders. In connection with subscription offerings or the distribution of shareholder subscription rights to shareholders, if all of the underlying securities are not subscribed for, we may sell any unsubscribed securities to third parties directly or through underwriters or agents. In addition, whether or not all of the underlying securities are subscribed for, we may concurrently offer additional securities to third parties directly or through underwriters or agents. If securities are to be sold through shareholder subscription rights, the shareholder subscription rights will be distributed as a dividend to the shareholders for which they will pay no separate consideration. The prospectus supplement with respect to the offer of securities under shareholder subscription rights will set forth the relevant terms of the shareholder subscription rights, including:
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whether common shares, preferred shares, or warrants for those securities will be offered under the shareholder subscription rights;

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the number of those securities or warrants that will be offered under the shareholder subscription rights;

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the period during which and the price at which the shareholder subscription rights will be exercisable;

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the number of shareholder subscription rights then outstanding;

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any provisions for changes to or adjustments in the exercise price of the shareholder subscription rights;

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special share dividends; and

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any other material terms of the shareholder subscription rights.

Indemnification; Other Relationships
We and/or the selling securityholders have agreed to indemnify the selling shareholder and we may agree to indemnify underwriters, dealers, agents and remarketing firms against civil liabilities, including liabilities under the Securities Act and to make contribution to them in connection with those liabilities. Underwriters, dealers, agents and remarketing firms, and their affiliates, may engage in transactions with, or perform services for us and our affiliates, in the ordinary course of business, including commercial banking transactions and services.
Market Making, Stabilization and Other Transactions
Each series of securities will be a new issue of securities and will have no established trading market other than our common shares and preferred shares which are listed on the NYSE. Any common shares sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. Any underwriters to whom we and/or the selling securityholders sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common shares, may or may not be listed on a national securities exchange, and any such listing if pursued will be described in the applicable prospectus supplement.
To facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover the over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

LEGAL MATTERS
Legal matters, excluding tax matters, relating to this prospectus, will be passed upon for us by Goodwin Procter LLP, New York, New York. The legal matters described under “Certain U.S. Federal Income Tax Considerations” beginning on page 28 of this prospectus will be passed upon for us by Seyfarth Shaw LLP, New York, New York. Certain legal matters under Maryland law, including the legality of the securities covered by this prospectus, other than the debt securities, which will be passed on for us by Goodwin Procter LLP, New York, New York, will be passed on for us by Venable LLP, Baltimore, Maryland.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The consolidated financial statements and schedules as of December 31, 2022 and 2021 and for each of the three years in the period ended December 31, 2022 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO USA, LLP (n/k/a BDO USA, P.C.), an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
The combined financial statements of 840 North Michigan Avenue, Tenant-in-Common Interests, as of December 31, 2022 and for the year then ended incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP (n/k/a BDO USA, P.C.), independent auditors, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public on the Internet at the SEC’s website at http://www.sec.gov.
The information incorporated by reference herein is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in a subsequent filing or in this prospectus, or information that we later file with the SEC prior to the termination of this offering, modifies or replaces this information. The following documents filed with the SEC are incorporated by reference into this prospectus, except for any document or portion thereof “furnished” to the SEC:
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Annual Report on Form 10-K for the year ended December 31, 2022;

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Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, respectively;

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Current Reports on Form 8-K filed on January 10, 2023, May 5, 2023, and July 14, 2023;

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Definitive Proxy Statement dated March 24, 2023;

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Description of our common shares contained in Exhibit 4.1 to the Annual Report on Form 10-K for the year ended December 31, 2022; and

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All documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of this offering.

To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents), write us at the following address or call us at the telephone number listed below:
ACADIA REALTY TRUST
411 Theodore Fremd Avenue
Suite 300
Rye, New York 10580
Attention: Jason Blacksberg
(914) 288-8100
We maintain an Internet website at http://www.acadiarealty.com. We are not incorporating by reference in this prospectus any material from our website. The reference to our website is an inactive textual reference to the uniform resource locator (URL) and is for your reference only. Information on our website is not and will not be deemed to be a part of this prospectus.

4,500,000 Shares
Common Shares
PRELIMINARY PROSPECTUS SUPPLEMENT
Wells Fargo Securities
Goldman Sachs & Co. LLC
Jefferies
September   , 2024